EXHIBIT 2.2

                               PURCHASE AGREEMENT

                                     BETWEEN

                                QWEST DEX, INC.,

                           QWEST SERVICES CORPORATION,

                     QWEST COMMUNICATIONS INTERNATIONAL INC.

                                       AND

                                DEX HOLDINGS LLC

                                 AUGUST 19, 2002



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                                             TABLE OF CONTENTS
                                                                                                         PAGE
                                                 ARTICLE I                                               ----

                                                DEFINITIONS


1.1    General Rules of Construction .....................................................................  2
1.2    Definitions .......................................................................................  2

                                                 ARTICLE II

                         SALE AND PURCHASE OF LLC INTERESTS; CLOSING; CONTRIBUTION

2.1    Sale of LLC Interests by Seller ................................................................... 17
2.2    Purchase of the LLC Interests by Buyer ............................................................ 17
2.3    The Closing ....................................................................................... 17
2.4    Deliveries by Seller .............................................................................. 17
2.5    Deliveries by Buyer ............................................................................... 17
2.6    The Contribution .................................................................................. 18
2.7    Post-Signing Purchase Price Adjustment; Exclusivity of Audit Adjustment Remedy .................... 18
2.8    Pre-Closing Working Capital Purchase Price Adjustment ............................................. 19
2.9    Post-Closing Working Capital Purchase Price Adjustment ............................................ 19

                                                ARTICLE III

                            REPRESENTATIONS AND WARRANTIES OF THE QWEST PARTIES

3.1    Organization and Related Matters .................................................................. 20
3.2    Authorization; No Conflicts ....................................................................... 21
3.3    Legal Proceedings ................................................................................. 21
3.4    Approvals and Third Party Consents ................................................................ 22
3.5    Capitalization .................................................................................... 22
3.6    Financial Information ............................................................................. 22
3.7    Real and Personal Property; Title to Property; Leases ............................................. 23
3.8    Material Contracts ................................................................................ 23
3.9    Tax Returns and Reports ........................................................................... 23
3.10   Permits ........................................................................................... 24
3.11   Intercompany Transactions ......................................................................... 24
3.12   Compliance with Law ............................................................................... 24
3.13   No Brokers or Finders ............................................................................. 25
3.14   Intellectual Property ............................................................................. 25
3.15   LCI ............................................................................................... 27
3.16   Labor Matters ..................................................................................... 27
3.17   Employee Benefits ................................................................................. 27
3.18   Insurance ......................................................................................... 28
3.19   Environmental Matters ............................................................................. 29
3.20   Directory Publication Schedules ................................................................... 29
3.21   Receivables ....................................................................................... 29
3.22   Qwest Corporation ................................................................................. 29
3.23   Certain Accounting Issues ......................................................................... 30
3.24   Contribution Agreement ............................................................................ 30




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                                                                                                         PAGE
                                                 ARTICLE IV                                              ----

                                  REPRESENTATIONS AND WARRANTIES OF BUYER

4.1    Organization and Related Matters .................................................................. 30
4.2    Authorization; No Conflicts ....................................................................... 30
4.3    Legal Proceedings ................................................................................. 31
4.4    Investment Intent ................................................................................. 31
4.5    Approvals, Permits and Third Party Consents ....................................................... 31
4.6    Financing ......................................................................................... 31
4.7    No Brokers or Finders ............................................................................. 31
4.8    No Other Representations or Warranties ............................................................ 32

                                                 ARTICLE V

                                           PRE-CLOSING COVENANTS

5.1    Access ............................................................................................ 32
5.2    Conduct of Business ............................................................................... 32
5.3    Notification of Certain Matters ................................................................... 34
5.4    Approvals, Permits and Third Party Consents ....................................................... 34
5.5    Supplements to Seller's Disclosure Schedule ....................................................... 36
5.6    Financial Statements .............................................................................. 36
5.7    Collective Bargaining Agreements .................................................................. 37
5.8    WARN .............................................................................................. 37
5.9    Confidentiality Agreements ........................................................................ 37
5.10   Financing ......................................................................................... 38
5.11   No Negotiations ................................................................................... 39
5.12   Additional Agreements ............................................................................. 39
5.13   Tax Certificate ................................................................................... 39
5.14   Indebtedness ...................................................................................... 39
5.15   Working Capital ................................................................................... 39
5.16   Interim Agreements ................................................................................ 40
5.17   Transition Covenants .............................................................................. 40

                                                 ARTICLE VI

                                      ADDITIONAL CONTINUING COVENANTS

6.1    Tax Matters ....................................................................................... 40
6.2    Tax Treatment and Purchase Price Allocation ....................................................... 44
6.3    Maintain Records .................................................................................. 45
6.4    Cooperation ....................................................................................... 45
6.5    Buyer's Employee-Related Obligations .............................................................. 46
6.6    Liquidated Damages ................................................................................ 51

                                                ARTICLE VII

                                           CONDITIONS OF PURCHASE

7.1    General Conditions ................................................................................ 51
7.2    Conditions to Obligations of Buyer ................................................................ 52




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7.3    Conditions to Obligations of Seller .................................................................. 53

                                                ARTICLE VIII

                                    TERMINATION OF OBLIGATIONS; SURVIVAL


8.1    Termination of Agreement ............................................................................. 54
8.2    Effect of Termination ................................................................................ 55
8.3    Survival of Representations and Warranties and Agreements ............................................ 56

                                                 ARTICLE IX

                                              INDEMNIFICATION

9.1    Obligations of Qwest Parties ......................................................................... 57
9.2    Obligations of Buyer ................................................................................. 57
9.3    Procedure ............................................................................................ 58
9.4    Indemnification Threshold; Maximum Losses ............................................................ 60
9.5    Cooperation .......................................................................................... 60
9.6    Exclusive Remedy ..................................................................................... 60
9.7    Damages .............................................................................................. 61
9.8    Relationship to Rodney Purchase Agreement ............................................................ 61

                                                 ARTICLE X

                                                  GENERAL

10.1   Amendments; Waivers ................................................................................. 61
10.2   Schedules; Exhibits; Integration .................................................................... 62
10.3   Further Assurances .................................................................................. 62
10.4   Governing Law ....................................................................................... 62
10.5   No Assignment ....................................................................................... 62
10.6   Headings ............................................................................................ 62
10.7   Counterparts ........................................................................................ 62
10.8   Publicity and Reports ............................................................................... 63
10.9   Confidentiality ..................................................................................... 63
10.10  Parties in Interest ................................................................................. 63
10.11  Notices ............................................................................................. 63
10.12  Expenses ............................................................................................ 65
10.13  Waiver .............................................................................................. 65
10.14  Representation by Counsel; Interpretation ........................................................... 65
10.15  Severability ........................................................................................ 65
10.16  Waiver of Jury Trial; Equitable Relief .............................................................. 65
10.17  Arbitration ......................................................................................... 65




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                                    EXHIBITS

Exhibit A         Advertising and Telecommunications Commitments Side Letter
Exhibit B         Contribution Agreement
Exhibit C         IP Contribution Agreement
Exhibit D         Publishing Agreement
Exhibit E         Directory List License Agreement
Exhibit F         Expanded Use List License Agreement
Exhibit G         Billing and Collection Agreement
Exhibit H         Professional Services Agreement
Exhibit I         Public Pay Stations Agreement
Exhibit J         Trademark License Agreement
Exhibit K         Transition Services Agreement
Exhibit L         Separation Agreement
Exhibit M         Noncompetition Agreement
Exhibit N         Debt Financing Commitment Letter
Exhibit O         Equity Financing Commitment Letter
Exhibit P         Transition Covenants
Exhibit Q         Joint Management Agreement
Exhibit R         [Reserved]
Exhibit S         Commercial Agreement Joinder
Exhibit T         Buyer Joinder




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                               PURCHASE AGREEMENT

         This Purchase Agreement is entered into as of August 19, 2002 by and between Qwest Dex, Inc., a Colorado corporation ("SELLER"), Qwest Services Corporation, a Colorado corporation ("QSC"), and Qwest Communications International Inc., a Delaware corporation ("QWEST" and, collectively with Seller and QSC, the "QWEST PARTIES"), on the one hand, and Dex Holdings LLC, a Delaware limited liability company ("BUYER"), on the other hand.

                                    RECITALS

         A. Qwest owns all of the outstanding capital stock of QSC;

         B. QSC owns all the outstanding capital stock of Qwest Dex Holdings, Inc., a Delaware corporation ("HOLDING");

         C. Holding owns all of the outstanding capital stock of Seller;

         D. Seller owns all of the outstanding limited liability company interests (the "LLC INTERESTS") of SGN LLC, a Delaware limited liability company ("COMPANY"), and immediately prior to the Closing (as defined herein), Seller will contribute certain of the assets relating to the Transferred Business (as defined herein) to Company, and Company shall assume certain of the liabilities relating to the Transferred Business, pursuant to the terms of the Contribution (as defined herein);

         E. Concurrently herewith, the Qwest Parties and Buyer are entering into that certain Purchase Agreement (the "RODNEY PURCHASE AGREEMENT") pursuant to which the Qwest Parties have agreed to contribute assets and liabilities relating to the Rodney Transferred Business (as defined in the Rodney Purchase Agreement) to a newly formed LLC ("RODNEY LLC"), and sell all of the interests in Rodney LLC to Buyer on the terms and conditions set forth therein;

         F. After entertaining offers for all or a portion of Seller's assets from multiple prospective purchasers and without waiving any rights, conditions, benefits or obligations contained herein or in the Rodney Purchase Agreement, Seller believes that the Transactions contemplated under this Agreement, as well as the transactions contemplated under the Rodney Purchase Agreement, represent the best available offer to purchase the assets subject to this Agreement and the Rodney Purchase Agreement and constitute reasonably equivalent value for the LLC Interests, and accordingly Seller is willing to enter into this Agreement and the Rodney Purchase Agreement and to consummate the Transactions contemplated hereunder and the transactions contemplated by the Rodney Purchase Agreement;

         G. Seller desires to sell, and Buyer desires to buy, the LLC Interests for the consideration and on the terms and conditions described herein; and

         H. As an inducement to Buyer to enter into this Agreement (as defined herein) and to consummate the Transactions (as defined herein), Qwest and QSC have become parties to this Agreement solely with respect to the matters expressly identified herein.



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                                    AGREEMENT

         In consideration of the mutual promises contained in this Agreement and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 GENERAL RULES OF CONSTRUCTION. For all purposes of this Agreement and the Exhibits, Schedules and Disclosure Schedules delivered pursuant to this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) terms include the plural as well as the singular;

         (b) all accounting terms not otherwise defined have the meanings assigned under GAAP, as in effect from time to time;

         (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

         (e) "or" is not exclusive; and

         (f) "including" and "includes" will be deemed to be followed by "but not limited to" and "but is not limited to," respectively.

         1.2 DEFINITIONS. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions will apply:

         "ACCRUED LIABILITY" is defined in Section 6.5(c)(iv).

         "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         "ADDITIONAL IP PRODUCTS" means the software, databases, Content and similar materials licensed (directly or through an Affiliate of Seller) to Seller under a material Third Party IP Agreement other than the Initial IP Products.

         "ADJUSTED BASE PURCHASE PRICE" means the Base Purchase Price, as adjusted (if applicable) pursuant to Section 2.7(a)(i), Section 2.7(a)(ii) or
Section 2.7(a)(iii).

         "ADVERTISING AND TELECOMMUNICATIONS COMMITMENTS SIDE LETTER" means the Advertising and Telecommunications Commitments Side Letter by and between Qwest and Qwest Corporation, on the one hand, and Buyer, Company and GPP LLC, on the other hand, to be entered into at the Closing, substantially in the form of Exhibit A to this Agreement.



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         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession of the power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.

         "AGREEMENT" means this Purchase Agreement by and between the Qwest Parties, on the one hand, and Buyer, on the other hand, as amended, supplemented, restated or otherwise modified from time to time, together with all Exhibits and Schedules delivered pursuant to this Agreement.

         "AGREEMENT ACCOUNTING PRINCIPLES" means GAAP, together with the principles and adjustments set forth in Section 1.2AAP of Seller's Disclosure Schedule.

         "AMDOCS PROJECT" is defined in Section 5.21 on Exhibit P.

         "APPROVAL" means any approval, authorization, consent, qualification, Order, registration, or any waiver of any of the foregoing, required by Law or by assertion of any Governmental Entity to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity.

         "APPROVAL FILINGS" is defined in Section 5.4(a).

         "ASSUMED AFFILIATE PAYABLES" means (i) all accounts payable to Qwest with respect to third party invoices to the extent such amounts have not actually been paid by Qwest, payroll liabilities of Qwest to the extent such amounts have not already been paid by Qwest, and (ii) other payables to Qwest with respect to "Headquarters Allocations," "Qwest Services Corp.," "Qwest BRI-Facilities Expense," "Qwest IT" and "Qwest Communications Services," in each case determined consistent with the December 31, 2001 Holding Audited Balance Sheet.

         "AUDITED ADJUSTED EBITDA" means the EBITDA of the Transferred Business for 2001 derived from the Transferred Business Audited Financial Statements, as adjusted for applicable adjustment categories set forth on Schedule 1.2EA.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. ss.101 et seq.), as amended from time to time, and any successor statute.

         "BASE PURCHASE PRICE" means $2,750,000,000.

         "BASELINE ADJUSTED EBITDA" means $406,300,000. Schedule 1.2EA sets forth the methodology and calculations used to determine Baseline EBITDA.

         "BILLING AND COLLECTION AGREEMENT" means the Agreement for the Provision of Billing and Collection Services for Directory Publishers by and between Qwest Corporation and Company to be entered into at the Closing, substantially in the form of Exhibit G to this Agreement.



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         "BUSINESS" means the business of publishing of telephone directory products and services consisting principally of searchable (e.g., by alphabet letter or category) multiple telephone listings and classified advertisements that are delivered or otherwise made available to end users in tangible media (e.g., paper directories, CD-ROM) or electronic media (e.g., Internet) as presently conducted by Seller.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Denver, Colorado are authorized or obligated by Law or executive order to close.

         "BUYER" is defined in this Agreement's opening paragraph.

         "BUYER INDEMNIFIED PERSONS" is defined in Section 9.1.

         "BUYER JOINDER" means the Joinder, by and between Buyer, the Qwest Parties and Qwest Corporation, to be entered into at the Closing, substantially in the form of Exhibit T hereto.

         "BUYER MATERIAL ADVERSE EFFECT" means any change in or effect on Buyer or the business of Buyer or any part thereof that would materially impair the validity or enforceability of the Transaction Documents or materially adversely affect or delay Buyer's ability to consummate the Closing or perform its obligations under the Transaction Documents; provided that neither of the following will constitute a Buyer Material Adverse Effect: (a) any change resulting from or relating to general economic conditions or (b) any change generally affecting the industries in which Seller operates.

         "BUYER ORGANIZATIONAL DOCUMENTS" is defined in Section 4.1.

         "BUYER PENSION PLAN" is defined in Section 6.5(c)(i).

         "CBAs" is defined in Section 3.16.

         "CLOSING" means the consummation of the purchase and sale of the LLC Interests under this Agreement.

         "CLOSING DATE" means the date of the Closing.

         "CLOSING DATE WORKING CAPITAL" is defined in Section 2.9(a).

         "CLOSING PURCHASE PRICE" is defined in Section 2.8.

         "COBRA" is defined in Section 6.5(e),

         "CODE" means the Internal Revenue Code of 1986, as amended, and the related regulations and published interpretations.


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         "COMMERCIAL AGREEMENT JOINDER" means the Joinder, by and between the Qwest Parties, Qwest Corporation, Company and Buyer, to be entered into at the Closing, substantially in the form of Exhibit S hereto.

         "COMMERCIAL AGREEMENTS" means the Publishing Agreement (including the Branding Exhibit (as such term is defined in Exhibit C to the Publishing Agreement)), the Commercial Agreement Joinder, the Buyer Joinder, the Directory List License Agreement, the Expanded Use List License Agreement, the Billing and Collection Agreement, the Joint Management Agreement, the Master Sales Agent Agreement (to the extent that the parties agree on the terms for such an agreement between the date hereof and the Closing Date pursuant to Section 5.12), the Noncompetition Agreement, the Professional Services Agreement, the Public Pay Stations Agreement, the Separation Agreement, the Trademark License Agreement, the Transition Services Agreement and the Advertising and Telecommunications Commitments Side Letter.

         "COMPANY" is defined in this Agreement's Recitals.

         "COMPANY INBOUND LICENSE AGREEMENTS" is defined in Section 3.14(f).

         "CONFIDENTIALITY AGREEMENT" is defined in Section 10.9.

         "CONTENT" is defined in Section 3.14(g).

         "CONTRACT" means any legally binding agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease or license, whether or not written.

         "CONTRIBUTED ASSETS" is defined in Section 2.1 of the Contribution Agreement.

         "CONTRIBUTION" is defined in Section 2.6(a).

         "CONTRIBUTION AGREEMENT" is defined in Section 2.6(a).

         "CONTROLLED GROUP" is defined in Section 3.17(c).

         "COPYRIGHTS" is defined in Section 3.14(a).

         "CURRENT ASSETS" means the sum of (a) Local Billed Accounts Receivable,
(b) National Billed Accounts Receivable and (c) affiliate receivables as set forth in "Accounts receivable, net" line item of the Audited Holding Financial Statements.

         "CURRENT LIABILITIES" means (i) accounts payable to third-party vendors, plus (ii) Assumed Affiliate Payables, plus (iii) all other current liabilities determined, in each case, in a manner consistent with the line items included in "Total current liabilities" in the Holding Audited Financial Statements and calculated in accordance with the Agreement Accounting Principles, except (x) Excluded Current Liabilities, and (y) liabilities relating to accrued pension and OPEB liabilities and deferred revenue and customer deposits.



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         "DEBT FINANCING" is defined in Section 4.6.

         "DEBT FINANCING COMMITMENT LETTER" is defined in Section 4.6.

         "DEX PENSION PARTICIPANT" is defined in Section 6.5(c)(i).

         "DIRECTORY LIST LICENSE AGREEMENT" means the License Agreement for the Use of Directory Publisher Lists and Directory Delivery Lists by and between Qwest Corporation and Company to be entered into at the Closing, substantially in the form of Exhibit E to this Agreement.

         "DISCLOSURE SCHEDULE" means Seller's Disclosure Schedule and Buyer's Disclosure Schedule attached to this Agreement. The sections of each of Seller's and Buyer's Disclosure Schedule are numbered to correspond to the applicable Sections of this Agreement and, together with all matters under such heading, are deemed to qualify only that section; provided, however, that information included in any section of either Disclosure Schedule will be deemed to be included in another section of such Disclosure Schedule, but only to the extent the applicability of such information to that section of such Disclosure
Schedule is reasonably apparent.

         "DOMAIN NAMES" is defined in Section 3.14(a).

         "EBITDA" means, with respect to any Person for any period, earnings before interest, income taxes, depreciation and amortization as each such item is calculated in accordance with GAAP for such Person during such period.

         "EBITDA DIFFERENCE" means (x) in the event Baseline Adjusted EBITDA exceeds Audited Adjusted EBITDA, the number calculated by subtracting Audited Adjusted EBITDA from Baseline Adjusted EBITDA, and (y) in the event Audited Adjusted EBITDA exceeds Baseline Adjusted EBITDA, the number calculated by subtracting Baseline Adjusted EBITDA from Audited Adjusted EBITDA.

         "EBITDA MULTIPLIER" means 7.4.

         "EBITDA TERMINATING EVENT" is defined in Section 2.7(a)(iii).

         "EMPLOYEE" is defined in Section 3.17(a).

         "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

         "ENVIRONMENTAL LAWS" means any and all Laws applicable to the Transferred Business relating to pollution or protection of human health, the environment or natural resources.

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         "EQUITY FINANCING" is defined in Section 4.6.

         "EQUITY FINANCING COMMITMENT LETTER" is defined in Section 4.6.

         "EQUITY SECURITIES" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

         "ESTIMATED EXCESS WORKING CAPITAL" is defined in Section 2.9(e).

         "ESTIMATED WORKING CAPITAL" is defined in Section 2.8.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED AFFILIATE PAYABLES" means all payables to Qwest and its Affiliates except the Assumed Affiliate Payables.

         "EXCLUDED CURRENT LIABILITIES" means (i) Excluded Affiliate Payables,
(ii) short term borrowings from Affiliates, (iii) current income Taxes payable by Qwest, (iv) dividends payable to Qwest, (v) merger related reserves, (vi) general reserves, (vii) errors and omissions reserves (included within the "Other accrued liabilities" line item in the Holding Audited Financial Statements), (viii) accrued taxes, (ix) "Capital Funding - Dex Holdings," and
(x) bank overdrafts, in each case, such item determined consistent with the Holding Audited Financial Statements.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4 of the Contribution Agreement.

         "EXISTING QWEST GROUP" is defined in Section 3.14.

         "EXPANDED USE LIST LICENSE AGREEMENT" means the License Agreement for the Expanded Use of Subscribed List Database Load and Updates by and between Qwest Corporation and Company to be entered into at the Closing, substantially in the form of Exhibit F to this Agreement.

         "FILING PARTY" is defined in Section 6.1(f).

         "FINAL STATEMENT" is defined in Section 2.9(a).

         "FINANCING" is defined in Section 4.6.

         "FINANCING FEES" has the meaning set forth in the Rodney Purchase Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as consistently applied.


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          "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

         "HAZARDOUS MATERIALS" means all substances, wastes and materials, including petroleum, petroleum products, asbestos and polychlorinated biphenyls, that are regulated pursuant to Environmental Laws.

         "HEADQUARTERS LEASE" is defined in Section 5.24 on Exhibit P.

         "HOLDING" is defined in this Agreement's Recitals.

         "HOLDING AUDITED FINANCIAL STATEMENTS" means the audited balance sheets of Holding as at December 31, 2000 and December 31, 2001, and audited statements of income and cash flows of Holding for the twelve months ended December 31, 1999, December 31, 2000 and December 31, 2001 together with an opinion of Seller's independent accounting firm containing no exceptions or qualifications.

         "HOLDING FINANCIAL STATEMENTS" means the Holding Audited Financial Statements and the Holding Unaudited Financial Statements.

         "HOLDING UNAUDITED FINANCIAL STATEMENTS" means the unaudited balance sheet of Holding as of June 30, 2002 and the unaudited statement of income of Holding for the six months ended June 30, 2002.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

         "INCLUDED CLAIMS" is defined in Section 9.4(a).

         "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all indebtedness for borrowed money or issued in exchange or substitution for borrowed money (including amounts drawn against overdraft lines of credit), (b) all liabilities of such Person evidenced by any note, bond, debenture or other debt security, (c) all liabilities of such Person for the deferred purchase price of property with respect to which such Person is liable, contingently or otherwise, (d) all liabilities under capitalized or synthetic leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations another Person ensures a creditor against loss, and (e) liabilities described in clauses (a) through (d) that are guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse) and any fees, penalties or accrued and unpaid interest on the foregoing.

         "INDEMNIFIABLE CLAIM" is defined in Section 9.3(d).

         "INDEMNIFIED PARTY" is defined in Section 9.3(a).

         "INDEMNIFYING PARTY" is defined in Section 9.3(a).


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         "INDEPENDENT ACCOUNTANTS" is defined in Section 2.9(c).

         "INITIAL IP PRODUCTS" means the software, databases, Content and similar materials licensed (directly or through an Affiliate of Seller) to Seller under a material Third Party IP Agreement, which software, databases, Content or similar materials are essential to the continued operation of the Transferred Business immediately after the Closing Date, without material and sustained interruption.

         "INQUIRY" is defined in Section 5.4(d).

         "INSOLVENT" means, as to any Person, that: (i) (A) the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or (B) the sum of such Person's debts (as such term is defined in Section 101 of the Bankruptcy Code) is greater than all of its property, at a fair valuation, exclusive of property transferred, concealed, or removed with intent to hinder, delay or defraud its creditors; (ii) such Person is a defendant in an action for money damages and is reasonably likely to be unable to satisfy any judgment which has been rendered against it in such action; (iii) such Person is engaged or about to engage in a business or transaction for which the property remaining in its hands after the conveyance is an unreasonably small capital; (iv) such Person intends or believes that it will incur debts beyond its ability to pay as they mature; (v) such Person is entering into the Transactions or incurring any obligation in connection with the Transaction Documents with the intent to hinder, delay or defraud any of its creditors to which such Person is indebted on the Closing Date or any creditor to which it might become indebted after the Closing Date; (vi) such Person admits in writing that it will be unable to pay its debts as they come due or is generally not paying its debts as they come due; (vii) such Person has an involuntary case or other proceeding commenced against it which seeks liquidation, reorganization or other relief with respect to its debts or other liabilities under the Bankruptcy Code or any other bankruptcy, insolvency or similar law then in effect; (viii) such Person has had a receiver, liquidator, custodian or other similar official appointed for it or any material part of its property or seeks the appointment of such an official for it or any material part of its property; (ix) such Person commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under the Bankruptcy Code or any other bankruptcy, insolvency or similar law; (x) such Person has made a general assignment for the benefit of creditors; or (xi) such Person has been adjudged or admitted that it is an insolvent or bankrupt.

         "INTELLECTUAL PROPERTY" means, collectively, the Trademarks, Patents, Copyrights, Domain Names and Trade Secrets.

         "INTERCOMPANY AGREEMENT" is defined in Section 3.1 1.

         "INTER-PARTY CLAIM" is defined in Section 9.3(d).

         "IP CONTRIBUTION AGREEMENT" is defined in Section 2.6(a).

         "IP PRODUCTS" means the Initial IP Products and the Additional IP Products.

         "IRS" means the Internal Revenue Service.


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         "IT ASSETS" is defined in Section 5.19 on Exhibit P.

         "IT ASSETS FINANCER" is defined in Section 5.19 on Exhibit P.

         "JOINT DEFENSE AND COMMON INTEREST AGREEMENT" means the Joint Defense and Common Interest Agreement dated as of the date hereof between Buyer and Qwest relating to the control and disposition of any Action or Inquiry that may arise in connection with the Transactions.

         "JOINT MANAGEMENT AGREEMENT" means the Joint Management Agreement by and between Seller and Company to be entered into at the Closing, substantially in the form of Exhibit Q of this Agreement.

         "KNOWLEDGE" means (i) with respect to Seller, the actual knowledge of Afshin Mohebbi, Oren Shaffer, Drake S. Tempest, George Burnett, Kelly Carter, Robert Houston, Peter Hutchinson, Maggie Le Beau, Brad Richards, Kristine Shaw and Kelly Yaksich and (ii) with respect to Buyer, James Attwood, Jacques Galante, John Almeida, Larry Sorrel and Anthony deNicola.

         "LAW" means any constitutional provision, statute, ordinance or other law, rule or regulation of any Governmental Entity and any Order.

         "LCI" means LCI International, Inc., a Delaware corporation.

         "LLC Interests" is defined in this Agreement's Recitals.

         "LOCAL BILLED ACCOUNTS RECEIVABLE" means accounts receivable for local third-party advertisers, determined in a manner consistent with the "Accounts receivables net" line item in the Holding Audited Financial Statements. Local Billed Accounts Receivable will be calculated net of related reserves and otherwise in accordance with the Agreement Accounting Principles.

         "LOSS" means any cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement, including interest or other carrying costs, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the referenced Person.

         "MASTER SALES AGENT AGREEMENT" means the Master Sales Agent Agreement by and between Qwest Corporation and Company to be entered into at the Closing pursuant to Section 5.12.

         "MATERIAL ADVERSE EFFECT" means (a) any change in or effect on Company or the Transferred Business as conducted on the date hereof that would be materially adverse to the business, assets, properties, results of operations or financial condition of Company or the Transferred Business, taken as a whole, or
(b) any change in or effect on Qwest or any of its Subsidiaries that is a party to a Commercial Agreement that materially and adversely affects such party's material ability to perform its obligations under any Commercial Agreement; provided that Material Adverse Effect shall not include any change (i) generally affecting the industries in which Seller or Company operates, or (ii) to the extent resulting from or relating to general economic conditions.


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         "MATERIAL CONTRACT" means each Contract to which Seller or, following the Contribution, Company is a party or to which Seller or, following the Contribution, Company or any of its properties is subject or by which any thereof is bound and, in each case, that relates to the Transferred Business that (a) is for the purchase of materials, supplies, goods, services, equipment or other assets that (i)(A) has a remaining term, as of the date of this Agreement, of over 180 days in length of obligation on the part of Seller or Company or which is not terminable by Seller or Company within 180 days without penalty, and (B) provides for a payment by Seller or Company in any year of $2 million or more, or (ii) provides for aggregate payments by Seller or Company of $4 million or more; (b) is a sales, distribution, services or other similar agreement providing for the sale by Seller or Company of materials, supplies, goods, services, equipment or other assets that (i) has a remaining term, as of the date of this Agreement, of over 180 days in length of obligation on the part of Seller or Company or which is not terminable by Seller or Company within 180 days without penalty, and (ii) provides for a payment to Seller or Company in any year of $2 million or more; (c) is a lease that (i) has a remaining term, as of the date of this Agreement, of over 180 days in length of obligation on the part of Seller or Company or which is not terminable by Seller or Company within 180 days without penalty, and (ii) provides for annual rentals of $4 million or more; (d) limits or restricts the ability of Seller or Company to compete or otherwise to conduct the Transferred Business in any material manner or place;
(e) is a contract relating to Indebtedness; (f) provides for a guaranty for borrowed money by Seller or Company or in respect of any Person other than Seller or Company; or (g) creates a partnership or joint venture.

         "NATIONAL BILLED ACCOUNTS RECEIVABLE" means accounts receivable from national advertisers, determined in a manner consistent with the "Accounts receivables net" line item in the Holding Audited Financial Statements. National Billed Accounts Receivable will be calculated net of related reserves and otherwise in accordance with the Agreement Accounting Principles.

         "NET BILLED RECEIVABLES" means Local Billed Accounts Receivable and National Billed Accounts Receivable.

         "NONCOMPETITION AGREEMENT" means the Non-Competition and Non-Solicitation Agreement by and between the Qwest Parties and Qwest Corporation, on the one hand, and Buyer and Company, on the other hand, to be entered into at the Closing, substantially in the form of Exhibit M to this Agreement.

         "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

         "PATENTS" is defined in Section 3.14(a).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENSION PLAN" is defined in Section 3.17(a).


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         "PERFORMANCE COLLATERAL" is defined in Section 8.2(b).

         "PERFORMANCE SECURITY INTEREST" is defined in Section 8.2(b).

         "PERIODIC TAXES" is defined in Section 6.1(d).

         "PERMIT" means any license, permit, franchise, certificate of authority, or any waiver of the foregoing, required to be issued by any Governmental Entity.

         "PERMITTED ENCUMBRANCES" means: (a) statutory Encumbrances not yet delinquent or the validity of which are being contested in good faith by appropriate actions; (b) Encumbrances, with respect to the properties or assets of Seller relating to the Transferred Business or Company, that do not individually or in the aggregate, materially impair or materially interfere with the present use of the properties or assets or otherwise materially impair present business operations at such properties; (c) Encumbrances for Taxes, assessments and other governmental charges not yet delinquent or the validity of which are being contested in good faith by appropriate actions; (d) as to real property, (i) leases and subleases to third party tenants, (ii) the terms and conditions of the leases pursuant to which Seller or Company is a tenant, (iii) matters shown on a survey, (iv) zoning laws and other governmental land use restrictions, and (v) existing utility, access and other easements and rights of way of record and imperfections of title; and (e) Encumbrances identified in
Section 1.2PE of Seller's Disclosure Schedule (provided that Seller shall cause, prior to the Closing, any material Encumbrance identified in Section 1.2PE (other than security interests relating to operating leases of office equipment) to have been released).

         "PERSON" means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

         "POST-CLOSING COVENANTS" is defined in Section 8.3.

         "PPD ACCOUNTS PAYABLE" means accounts payable to third party paper, printing and distribution vendors.

         "PRE-CLOSING TAX PERIOD" is defined in Section 6.1(a)(ii).

         "PRELIMINARY CLOSING DATE STATEMENT" is defined in Section 2.8.

         "PREVAILING PARTY" is defined in Section 2.9(c).

         "PRO RATA" means, with respect to any cost or expense to be borne by Seller and Company, fifty-seven percent (57%) with respect to Seller and forty-three percent (43%) with respect to Company.

         "PROCEEDS" shall have the meaning ascribed to it in the revised Article 9 of the Uniform Commercial Code as enacted in the State of New York and in effect on the date hereof.


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         "PROFESSIONAL SERVICES AGREEMENT" means the Professional Services Agreement by and between Seller and Company to be entered into at the Closing, substantially in the form of Exhibit H to this Agreement.

         "PROPRIETARY DATA" is defined in Section 5.19 on Exhibit P.

         "PRORATION PERIODS" is defined in Section 6.1(d).

         "PROSPECTIVE TRANSFERRED EMPLOYEES" is defined in Section 5.22(b) on Exhibit P.

         "PROSPECTIVE TRANSFERRED EMPLOYEES LIST" is defined in Section 5.22(b) on Exhibit P.

         "PUBLIC PAY STATIONS AGREEMENT" means the Public Pay Stations Agreement by and between Qwest Corporation and Company to be entered into at the Closing, substantially in the form of Exhibit I to this Agreement.

         "PUBLISHING AGREEMENT" means the Publishing Agreement for Official Listings/Directories by and between Qwest Corporation and Company to be entered into at the Closing, substantially in the form of Exhibit D to this Agreement.

         "PURCHASE PRICE" is defined in Section 2.2.

         "PURCHASE PRICE ALLOCATION" is defined in Section 6.2(b).

         "QSC" is defined in this Agreement's opening paragraph.

         "QWEST" is defined in this Agreement's opening paragraph.

         "QWEST AUTHORIZATIONS" is defined in Section 3.22.

         "QWEST CORPORATION" means Qwest Corporation, a Colorado corporation.

         "QWEST PARTIES" is defined in this Agreement's opening paragraph.

         "QWEST STATES" is defined in Section 3.22.

         "QWEST TRANSACTION PARTIES" means the Qwest Parties and Qwest Corporation.

         "REGION" means the seven state territory comprised of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota and the standard metropolitan statistical area of El Paso, Texas.

         "REIMBURSABLE EXPENSES" means the reasonable out-of-pocket fees and expenses (including financial advisory, legal, accounting and consulting fees and expenses, but excluding Financing Fees) incurred and paid by Buyer in connection with this Agreement and the Transactions through the date on which this Agreement terminates; provided that in no event shall Reimbursable Expenses exceed $7,500,000.


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         "REPRESENTATIVES" is defined in Section 5.1.

         "RESIGNING OFFICERS" is defined in Section 7.2(e).

         "RETAINED EMPLOYEES" is defined in Section 5.22(b) on Exhibit P.

         "RETAINED FACILITIES" is defined in Section 5.25 on Exhibit P.

         "RODNEY LLC" is defined in this Agreement's Recitals.

         "RODNEY IP PRODUCTS CONDITION" is defined in Section 5.18(d) on Exhibit P.

         "RODNEY PURCHASE AGREEMENT" is defined in this Agreement's Recitals.

         "RODNEY REGION" has the meaning set forth in the Rodney Purchase Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECOND CLOSING" means the consummation of the purchase and sale of the interests in Rodney LLC under the Rodney Purchase Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" is defined in this Agreement's opening paragraph.

         "SELLER BENEFIT PLAN" is defined in Section 3.17(a).

         "SELLER INDEMNIFIED PERSONS" is defined in Section 9.2.

         "SENIOR DEBT" is defined in Section 8.2(b).

         "SEPARATION AGREEMENT" means the Separation Agreement by and between Qwest and Seller, on the one hand, and Buyer and Company, on the other hand, to be entered into at the Closing, substantially in the form of Exhibit L to this Agreement.

         "SEPARATION IP COVENANT" is defined in Section 5.18(d) of Exhibit P.

         "STATE PUCs" means the public utility commissions or similar state regulatory agencies or bodies that regulate the business of Qwest Corporation in each of the states.

         "SUBSIDIARY" means, with respect to any Person, any Person in which such Person has a direct or indirect equity ownership interest in excess of 50%.

         "TAX" means any United States federal, state or local or any non-United States net or gross income, gross receipts, net proceeds, corporation, capital gains, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, inheritance, use, transfer, registration, value added, alternative or add-on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatever, whether disputed or not, including any interest, penalty or addition thereto.



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         "TAX RETURN" means a report, return, or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined, consolidated or other similar returns for any group of entities that includes Company.

         "TERMINATION DATE" is defined in Section 8.1(h).

         "THIRD-PARTY CLAIM" is defined in Section 9.3(b).

         "THIRD PARTY CONSENT" means any approval, consent or waiver required to be obtained from or any notice required to be delivered to any Person other than any Governmental Entity.

         "THIRD PARTY IP AGREEMENTS" is defined in the IP Contribution
Agreement.

         "TRADE SECRETS" is defined in Section 3.14(e).

         "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement by and between Qwest and Company to be entered into at the Closing, substantially in the form of Exhibit J to this Agreement.

         "TRADEMARKS" is defined in Section 3.14(a).

         "TRANSACTION DOCUMENTS" means this Agreement, the Contribution Agreement, and the IP Contribution Agreement.

         "TRANSACTIONS" means the contribution of assets and liabilities of the Transferred Business to Company pursuant to the Contribution Agreement and the IP Contribution Agreement, the granting of the Performance Security Interests, the sale of the LLC Interests and the other transactions contemplated by the Transaction Documents.

         "TRANSFERABLE COPYRIGHTS" is defined in Section 3.14(d).

         "TRANSFERABLE DOMAIN NAMES" is defined in Section 3.14(g).

         "TRANSFERABLE PATENTS" is defined in Section 3.14(c).

         "TRANSFERABLE TRADEMARKS" is defined in Section 3.14(b).

         "TRANSFERRED BUSINESS" means the Business as presently conducted of Seller as it relates to the Region.

         "TRANSFERRED BUSINESS AUDITED FINANCIAL STATEMENTS" is defined in
Section 5.6(a).

         "TRANSFERRED BUSINESS FINANCIAL STATEMENTS" is defined in Section
5.6(a).



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         "TRANSFERRED BUSINESS UNAUDITED FINANCIAL STATEMENTS" is defined in
Section 5.6(a).

         "TRANSFERRED EMPLOYEE" is defined in Section 6.5(a).

         "TRANSFERRED FACILITIES" is defined in Section 5.23 on Exhibit P

         "TRANSFERRED FACILITIES LEASES" is defined in Section 5.23 on Exhibit
P.

         "TRANSFERRED NET BILLED RECEIVABLES" is defined in Section 2.9(e).

         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement by and between Qwest and Seller, on the one hand, and Buyer and Company, on the other hand, to be entered into at the Closing, substantially in the form of Exhibit K to this Agreement.

         "UCC" is defined in Section 8.2(b).

         "WARN ACT" is defined in Section 5.8(a).

         "WELFARE PLAN" is defined in Section 3.17(a).

         "WORKING CAPITAL" means, as of any date, the difference between (a) Current Assets of the Transferred Business and (b) Current Liabilities of the Transferred Business. Closing Date Working Capital and Working Capital Target shall be determined in a consistent manner, except with respect to the sentence in the Working Capital Target addressing Taxes.

         "WORKING CAPITAL ADJUSTMENT" is defined in Section 2.9(a).

         "WORKING CAPITAL ADJUSTMENT FACTOR" means 1.03.

         "WORKING CAPITAL TARGET" means, for the month in which the Closing Date occurs, (i) the sum of (A) the monthly average of Local Billed Accounts Receivable for the prior 12 months plus (B) the National Billed Accounts Receivable balance as the end of such month in the prior year, as adjusted by the Timing Adjustment, plus (C) the monthly average of affiliate receivables as set forth in "Accounts receivable, net" line item of the Audited Holding Financial Statements for the prior 12 months, minus (ii) the sum of (A) the monthly average of Current Liabilities (other than PPD Accounts Payable) for the prior 12 months plus (B) the PPD Accounts Payable balance as the end of such month in the prior year, as adjusted by the Timing Adjustment, multiplied by
(iii) the Working Capital Adjustment Factor. In determining the Working Capital Target, the value of any accounts receivable will be determined by subtracting out of such accounts receivable the amount of any sales Tax, gross receipts Tax or like Taxes that are borne by the customer and that are attributable to Pre-Closing Tax Periods. The "TIMING ADJUSTMENT" means (i) to the extent that a specific directory has not been shipped prior to the Closing Date but there exists an entry in the prior year's corresponding month end National Billed Accounts Receivable and PPD Accounts Payables balances with respect to such directory, the Working Capital Target will be reduced to reflect that such directory has not yet been shipped, and (ii) to the extent that the shipment of a specific directory prior to the Closing Date results in an entry in National Billed Accounts Receivable and PPD Accounts Payables but entries for such directory were not included in the prior year corresponding month end National Billed Accounts Receivable and PPD Accounts Payables balances, the Working Capital Target will be increased by such amount.



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                                   ARTICLE II
            SALE AND PURCHASE OF LLC INTERESTS; CLOSING; CONTRIBUTION

         2.1 SALE OF LLC INTERESTS BY SELLER. Subject to the terms and conditions of this Agreement, Seller agrees to sell the LLC Interests free and clear of all Encumbrances to Buyer at the Closing. The transfer of the LLC Interest from Seller to Buyer shall be in a form acceptable for transfer on the books of Company.

         2.2 PURCHASE OF THE LLC INTERESTS BY BUYER. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase the LLC Interests from Seller for the Base Purchase Price. The Base Purchase Price is subject to adjustment prior to and after the Closing pursuant to Sections 2.7, 2.8 and 2.9 below (as finally adjusted, the "PURCHASE PRICE").

         2.3 THE CLOSING. The Closing will take place at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, NY 10022 on the third Business Day following the satisfaction or waiver of the conditions in Article VII (other than conditions that, by their nature, are to be satisfied on the Closing Date), or at such other time and place as Seller and Buyer may agree. Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4 DELIVERIES BY SELLER. In addition to the documents necessary to transfer the LLC Interests on the books of Company, at the Closing, the Qwest Parties will deliver or cause to be delivered to Buyer (unless delivered previously) the following: (a) all Third Party Consents listed in Section 3.4 of the Seller's Disclosure Schedule that have been obtained prior to Closing; (b) the resignations of the Resigning Officers; (c) the certificates required by Sections 7.2(f) and 7.2(h); (d) duly executed copies of the Transaction Documents; (e) duly executed copies of the Commercial Agreements; (f) the fairness opinion(s) required pursuant to Section 7.2(1); (g) the opinions of counsel required pursuant to Section 7.2(m); and (h) all other documents, instruments and writings required to be delivered by Seller on or prior to the Closing Date pursuant to this Agreement.

         2.5 DELIVERIES BY BUYER. At the Closing, Buyer will pay the Closing Purchase Price (as defined in Section 2.8 below) to Seller in cash by wire transfer in immediately available funds. In addition, at the Closing, Buyer will deliver or cause to be delivered to Seller (unless delivered previously) the following: (a) the certificates of Buyer required by Sections 7.3(d) and 7.3(g);
(b) all Third Party Consents listed in Section 4.5 of Buyer's Disclosure Schedule that have been obtained prior to Closing; (c) a duly executed copy of the Transaction Documents and the commercial Agreements, to the extent Buyer is a party thereto; (d) the opinion of counsel required pursuant to Section 7.3(h); and (e) all other documents, instruments and writings required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement.



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         2.6 THE CONTRIBUTION.

         (a) Prior to the Closing and pursuant to the Contribution Agreement attached hereto as Exhibit B (the "CONTRIBUTION AGREEMENT") and the Intellectual Property Contribution Agreement attached hereto as Exhibit C (the "IP CONTRIBUTION AGREEMENT"), Seller will contribute to Company (the "CONTRIBUTION") all of its right, title and interest in and to certain assets relating to the Transferred Business, and shall cause Company to assume certain liabilities of the Transferred Business, all on the terms and conditions set forth in the Contribution Agreement and the IP Contribution Agreement.

         (b) Immediately prior to the Closing, QSC shall contribute to Seller and Seller shall contribute to Company all of the issued and outstanding capital stock of LCI and shall deliver to Company the certificates evidencing such stock. The certificates will be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Company and otherwise in a form acceptable for transfer on the books of LCI.

         (c) The parties hereto acknowledge and agree that nothing in this Agreement shall be deemed to prohibit the consummation of the Contribution and that the consummation of the Contribution shall not constitute a breach of any provision of this Agreement, including Section 5.2.

         2.7 POST-SIGNING PURCHASE PRICE ADJUSTMENT; EXCLUSIVITY OF AUDIT ADJUSTMENT REMEDY.

         (a) No later than 30 Business Days prior to the Closing Date, Seller shall deliver the Transferred Business Financial Statements to Buyer pursuant to
Section 5.6 hereof. In the event that Audited Adjusted EBITDA shall be:

                  (i) less than Baseline Adjusted EBITDA but equal to or greater than 90% of Baseline Adjusted EBITDA, then the Base Purchase Price shall be decreased by an amount equal to the product of (x) the EBITDA Multiplier and (y) the EBITDA Difference; and

                  (ii) more than Baseline Adjusted EBITDA but equal to or less than 105% of Baseline Adjusted EBITDA, then the Base Purchase Price shall be increased by an amount equal to the product of (x) the EBITDA Multiplier and (y) the EBITDA Difference; and

                  (iii) less than 90% of Baseline Adjusted EBITDA or more than 105% of Baseline Adjusted EBITDA (an "EBITDA TERMINATING EVENT"), then the Base Purchase Price will be either (x) decreased to $2,449,338,000 (if Audited Adjusted EBITDA is less than 90% of Baseline Adjusted EBITDA), or (y) increased to $2,900,331,000 (if Audited Adjusted EBITDA is more than 105% of Baseline Adjusted EBITDA), unless either party elects to terminate this Agreement in accordance with Section 8.l(g) hereof.

         (b) Notwithstanding anything to the contrary herein, the adjustment to the Base Purchase Price, if any,


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under Sections 2,7(a)(i), (ii) or (iii) and the right of termination, if any, under Section 8.1(g) relating thereto shall constitute Buyer's sole and exclusive remedies for (i) Audited Adjusted EBITDA being less than Baseline Adjusted EBITDA and (ii) the causes of Audited Adjusted EBITDA being less than Baseline Adjusted EBITDA or the circumstances that gave rise thereto but only to the extent that the economic impact of such causes or circumstances are reflected in Audited Adjusted EBITDA.

         2.8 PRE-CLOSING WORKING CAPITAL PURCHASE PRICE ADJUSTMENT. At least three Business Days prior to the Closing Date, Seller will prepare and present to Buyer a statement (the "PRELIMINARY CLOSING DATE STATEMENT") setting forth Seller's good faith estimate of Company's Working Capital as of the close of business on the Closing Date ("ESTIMATED WORKING CAPITAL"). The Base Purchase Price or Adjusted Base Purchase Price, as the case may be, will be either (x) increased by an amount equal to the excess, if any, of (i) Estimated Working Capital over (ii) the Working Capital Target as of the Closing Date, or (y) decreased by an amount equal to the excess, if any, of (i) the Working Capital Target, as of the Closing Date, over (ii) Estimated Working Capital. The Base Purchase Price or Adjusted Base Purchase Price, as the case may be, as increased or decreased pursuant to this Section 2.8, is referred to as the "CLOSING PURCHASE PRICE."

         2.9 POST-CLOSING WORKING CAPITAL PURCHASE PRICE ADJUSTMENT. The Closing Purchase Price is subject to further adjustment after the Closing Date in accordance with the following procedure:

         (a) Within 90 days after the Closing Date, Seller will prepare and present to Buyer a statement (the "FINAL STATEMENT") setting forth (x) Seller's calculation of Working Capital as of the close of business on the Closing Date (the "CLOSING DATE WORKING CAPITAL") and (y) Seller' determination of the aggregate increase or decrease to the Base Purchase Price or the Adjusted Purchase Price, as the case may be, without taking into account any payment made pursuant to Section 2.8 (the "WORKING CAPITAL ADJUSTMENT"). Seller will prepare the Final Statement on a consistent basis with the Preliminary Closing Date Statement and in accordance with the Agreement Accounting Principles. Buyer shall, and shall cause Company to, assist Seller and its Representatives in the preparation of the Final Statement and shall provide Seller and its Representatives access at reasonable times and upon reasonable notice to the personnel, properties, books and records of Company and Buyer for such purpose.

         (b) Buyer and its accountants will have the right to review all work papers and calculations of Seller and its accountants utilized in preparing the Final Statement. The Final Statement will be binding on Buyer unless Buyer presents to Seller, within 30 days after its receipt of the Final Statement from Seller, written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement. Buyer agrees that it shall not propose adjustments to or dispute portions of the Final Statement if such adjustments or disputes involve changes in or question the accounting principles, methodology or practices of Seller that are in conformity with the Agreement Accounting Principles used in determining Closing Date Working Capital.

         (c) If Seller and Buyer are unable to resolve any disagreement with respect to the Final Statement within 30 days after Seller receives a timely notice of disagreement, the items of disagreement alone will be promptly referred for final determination to Ernst & Young LLP or, if

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such firm is unable or unwilling to make such final determination, to such other independent accounting firm as the parties mutually designate. The accounting firm making such determination is referred to as the "INDEPENDENT ACCOUNTANTS". The Final Statement will be deemed to be binding on Buyer and Seller upon: (i) Buyer's failure to deliver to Seller a notice of disagreement within 30 days after it receives the Final Statement; (ii) resolution of any disagreement by mutual agreement of Seller and Buyer after a timely notice of disagreement has been delivered to Seller; or (iii) notification by the Independent Accountants of their final determination of the items of disagreement submitted to them. The fees and disbursements of the Independent Accountants will be borne by the party that is not the "PREVAILING PARTY." The prevailing party will mean the party whose final submission to the Independent Accountants is closest to the final determination made by the Independent Accountants, regardless of whether such final determination requires the submitting party to make a payment to the other party pursuant to Section 2.9(d) below.

         (d) If the Base Purchase Price or Adjusted Purchase Price plus or minus the Working Capital Adjustment is greater than the Closing Purchase Price, Buyer shall pay to Seller the difference. If the Base Purchase Price or Adjusted Purchase Price plus or minus the Working Capital Adjustment is less than the Closing Purchase Price, Seller shall pay to Buyer the difference. Payments made pursuant to this Section 2.9(d) shall be made by wire transfer in immediately available funds within five (5) Business Days after the Final Statement becomes binding on Buyer and Seller pursuant to Section 2.9(c) above.

         (e) Notwithstanding the foregoing, if Estimated Working Capital exceeds the Working Capital Target as of the Closing Date by more than $20,000,000 (the amount of such excess "ESTIMATED EXCESS WORKING CAPITAL"), at Buyer's election, in lieu of paying Seller an amount of cash equal to such Estimated Excess Working Capital, Buyer may pay such amount in kind by transferring to Seller Net Billed Receivables in an amount (the "TRANSFERRED NET BILLED RECEIVABLES") sufficient to yield cash to Seller equal to such Estimated Excess Working Capital. Such Transferred Net Billed Receivables constitute the property of Seller, provided that Buyer will collect such Transferred Net Billed Receivables in the same manner and with the same care as its own receivables. Specific receivables constituting Transferred Net Billed Receivables shall be a representative cross selection of the Net Billed Receivables and shall be selected by Seller.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                THE QWEST PARTIES

         Except as otherwise indicated on Seller's Disclosure Schedule, the Qwest Parties represent and warrant as of the date hereof as follows:

         3.1 ORGANIZATION AND RELATED MATTERS. Each of the Qwest Transaction Parties is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. Each of the Qwest Transaction Parties has all necessary corporate power and authority to execute, deliver and perform the Transaction Documents and Commercial Agreements to which it is a party. Each of

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the Qwest Transaction Parties and Company has all necessary corporate power and authority to own license or lease its properties and to carry on its business as now being conducted and, except as otherwise indicated on Section
3.1 of Seller's Disclosure Schedule, is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its business requires licensing or qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         3.2 AUTHORIZATION; NO CONFLICTS.

         (a) The execution, delivery and performance of each of the Transaction Documents and Commercial Agreements to which any of the Qwest Transaction Parties is a party have been duly and validly authorized by all necessary corporate action on the part of such Qwest Transaction Party. The Transaction Documents and Commercial Agreements to which any Qwest Transaction Party is a party constitute (or will upon execution constitute) the legally valid and binding obligations of such Qwest Transaction Party, enforceable against such Qwest Transaction Party in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The Transaction Documents and Commercial Agreements to which Company is a party constitute (or will upon execution constitute) the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         (b) The Qwest Transaction Parties' respective execution, delivery and performance of the Transaction Documents and Commercial Agreements to which any of them is a party will not (i) violate, or constitute a breach or default under, (A) such parties' respective certificates of incorporation or bylaws or
(B) except as set forth on Section 3.2(b) of Seller's Disclosure Schedule, any Material Contract to which any of them is a party or under which any of their material assets are bound, except for any violations of or breaches or defaults under any Material Contract that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) result in the imposition of any material Encumbrance, other than Permitted Encumbrances, against all or any portion of the Transferred Business. Subject to obtaining the Approvals and Permits listed in Section 3.4 of Seller's Disclosure Schedule, the Qwest Transaction Parties' respective execution, delivery and performance of the Transaction Documents and Commercial Agreements to which any of them is a party will not violate any Law in any material respect.

         3.3 LEGAL PROCEEDINGS. Section 3.3 of Seller's Disclosure Schedule lists each Order or Action pending or, to Seller's Knowledge, threatened against Seller that individually or when aggregated with one or more other Orders or Actions has or if determined adversely would reasonably be expected to have a Material Adverse Effect or materially impair or delay either Seller's ability to consummate the Closing or Seller's ability to perform its obligations under this Agreement.

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         3.4 APPROVALS AND THIRD PARTY CONSENTS. Section 3.4 of Seller's Disclosure Schedule lists any Approvals or Permits and any material Third Party Consents by any Person not a party to this Agreement required in connection with the execution or performance of this Agreement and the other Transaction Documents by the Qwest Parties and the consummation of the Transactions, except for any applicable requirements of the Securities Act, the Exchange Act, the HSR Act and any applicable filings under state securities laws.

         3.5 CAPITALIZATION. Section 3.5 of Seller's Disclosure Schedule sets forth the capitalization of Company. Seller owns all of the LLC Interests, beneficially and of record and free and clear of any Encumbrance. Other than the LLC Interests, there are no issued and outstanding Equity Securities of Company. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company. There are no outstanding Contracts of Company to repurchase, redeem or otherwise acquire any Equity Securities of Company. The LLC Interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to and have not been issued in violation of any preemptive rights or in violation of any federal or state securities laws.

         3.6 FINANCIAL INFORMATION.

         (a) Financial Statements. The Holding Financial Statements have been, and the Transferred Business Financial Statements when delivered pursuant to
Section 5.6 below will have been, prepared from the books and records of Holding and Seller in accordance with GAAP (except, in the case of the Holding Unaudited Financial Statements and the Transferred Business Unaudited Financial Statements, subject to normal year-end adjustments and the absence of notes) applied on a consistent basis throughout the periods involved and present and will present fairly, in all material respects, the information set forth therein.

         (b) Certain Changes. Except as set forth in Section 3.6(b) of Seller's Disclosure Schedule, since December 31, 2001 to the date hereof, (i) Seller has conducted the Transferred Business in the ordinary course consistent with past practice, (ii) Seller has not sold any material assets necessary to the conduct of the Transferred Business, other than in the ordinary course of business, and
(iii) Seller has not entered into any agreement, arrangement or undertaking to do any of the foregoing. Except as set forth in Section 3.6(b) of Seller's Disclosure Schedule, since December 31, 2001, (x) there has not been, occurred or arisen any change or event that would reasonably be expected to constitute a Material Adverse Effect and (y) there have not been any material changes in the accounting methods, principles, practices or policies of Seller (other than changes required by changes in GAAP),

         (c) No Other Liabilities or Contingencies. Seller has not incurred any liabilities with respect to the Transferred Business that would be required in accordance with GAAP to be disclosed in a balance sheet of the Transferred Business except liabilities (i) that are disclosed in the balance sheet attached as Section 3.6(c)(l) of Seller's Disclosure Schedule, (ii) that are disclosed in
Section 3.6(c)(2) of Seller's Disclosure Schedule, (iii) that were incurred after December 31, 2001 in the ordinary course of business, (iv) that are Excluded Liabilities or (v) that would not reasonably be expected to have a Material Adverse Effect.

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         3.7 REAL AND PERSONAL PROPERTY; TITLE TO PROPERTY; LEASES. Seller has (and, at Closing, Company will have) good, and in the case of real property, marketable, title to or other right to use pursuant to leases, free of Encumbrances other than Permitted Encumbrances, (a) all items of real property necessary to the conduct of the Transferred Business as conducted on the date hereof, including fees, leaseholds and other interests in such real property, and (b) such other tangible assets and properties that are necessary to the conduct of the Transferred Business as conducted on the date hereof, except, (i) assets and properties that may be necessary to the conduct of the Transferred Business and that will be provided or otherwise made available to Company or Buyer pursuant to the Commercial Agreements, and (ii) in the case of tangible assets and properties only, where the failure to have such title or right to use would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 3.7 of Seller's Disclosure Schedule lists all parcels of real property leased to Seller and used in the conduct of the Transferred Business as conducted on the date hereof and each such lease is valid and enforceable except where the failure to be valid and enforceable would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         3.8 MATERIAL CONTRACTS. Section 3.8 of the Seller's Disclosure Schedule lists, as of the date hereof, each Material Contract. True copies of the agreements identified in Section 3.8 of the Seller's Disclosure Schedule, including all amendments and supplements, have been made available to Buyer. As of the date hereof, each Material Contract is valid and in full force and effect according to its terms, and Seller has performed its obligations thereunder in all material respects (to the extent such obligations have accrued) and is not in default or breach under any such Material Contract, except where such failure to be in full force and effect or default or breach would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in Section 3.8 of the Seller's Disclosure Schedule, consummation of the Transactions will not (and will not give any Person a right to) terminate or modify any material rights of, or accelerate or augment any material obligation of, Seller under any Material Contract, or cause or give the right to claim any payment for the assignment or any qualification of any Material Contract, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.

         3.9 TAX RETURNS AND REPORTS.

         (a) Each of Seller, Company and LCI and their respective Subsidiaries has timely filed (or, where applicable, have had timely filed on their behalf) all material Tax Returns required to be filed thereby on or before the date hereof and has paid all Taxes for which they are liable (whether or not shown to be due thereon). All such Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. Company has not made any election to be taxed as a corporation for any United States federal, state or local income tax purposes, and where necessary, each of Seller and its Affiliates has consented to include the income of Company in their respective taxable income for state or local income tax purposes.

         (b) There are no material Encumbrances for Taxes upon the Contributed Assets (other than Permitted Encumbrances). No Governmental Entity has, in writing, proposed (tentatively or definitely), asserted or assessed or, to Seller's Knowledge, threatened to propose or assert any deficiency, assessment or claim for Taxes against any of Seller, Company, LCI or

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their respective Subsidiaries that has not been fully paid or settled. Each of Seller, Company, LCI and their respective Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, former Employee, creditor, independent contractor, shareholder, customer, supplier or other third party. Except as set forth on Section 3.9 of Seller's Disclosure Schedule, none of Company, LCI or their respective Subsidiaries is a party to any agreement extending the time within which to file any Tax Return due on or before the Closing Date that has not been filed, or extending the time for assessment of any Tax. None of Seller, Company, LCI or their respective Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction.

         (c) None of the Contributed Assets is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the Contributed Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the Contributed Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

         3.10 PERMITS. Except as set forth on Section 3.10 of Seller's Disclosure Schedule, Seller holds and, as of the Closing, Company will hold, all Permits that are required by any Governmental Entity to permit it to conduct the Transferred Business and possess the Contributed Assets immediately after the Closing, except where the failure to have such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing, Company will be in compliance in all material respects with its material Permits. To Seller's Knowledge, no suspension, cancellation or termination of any material Permit is threatened or imminent.

         3.11 INTERCOMPANY TRANSACTIONS. Section 3.11(a) of Seller's Disclosure Schedule lists, as of the date hereof, all Contracts between QSC or any of its Affiliates (other than Holding or Seller), on the one hand, and Holding or Seller, on the other hand (each, an "INTERCOMPANY AGREEMENT"). Except for the Intercompany Agreements constituting part of the Transaction Documents or Commercial Agreements, Seller has not engaged in any material transaction with Qwest or any other Affiliate of Qwest for which any liabilities or obligations relating to Company or the Transferred Business will remain to be satisfied after the Closing. Section 3.11(b) of Seller's Disclosure Schedule lists, as of July 31, 2002: (a) any material liabilities or obligations of Seller to Qwest or any other Affiliate of Qwest and (b) any material liabilities or obligations of Qwest or such Affiliates of Qwest to Seller, in each case except for those liabilities or obligations arising as a result of the Transaction Documents. Except as provided in the Transaction Documents or the Commercial Agreements, the consummation of the Transactions will not result in any payment arising or becoming due from Company to Seller or any Affiliate of Seller.

         3.12 COMPLIANCE WITH LAW. Except as set forth on Section 3.12 of Seller's Disclosure Schedule, neither Seller nor Company is in violation of any Law (other than any Law the subject matter of which is addressed by the representations and warranties set forth in Sections 3.16, 3.17 or 3.19 below) except to the extent any such violation, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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         3.13 NO BROKERS OR FINDERS. Except for the fees and commissions payable to Lehman Brothers Inc. and Merrill Lynch & Co., Inc., which will be the sole responsibility of Seller, no agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the Transactions, is or will be entitled to any broker's, finder's or similar fee or other commission as a result of this Agreement or the Transactions.

         3.14 INTELLECTUAL PROPERTY. For purposes of this Section 3.14, "EXISTING QWEST GROUP" shall mean the Qwest Parties and Holding. Except as set forth in Section 3.14 of Seller's Disclosure Schedule:

         (a) Generally. Section 3.14(a) of Seller's Disclosure Schedule sets forth a complete list of, or references to, all United States: (i) trademarks and service marks (whether registered or unregistered) and trade names of the Existing Qwest Group that are material to the Transferred Business (collectively, the "TRADEMARKS"); (ii) patents and patent applications of Existing Qwest Group that are material to the Transferred Business (collectively, the "PATENTS"); (iii) registered copyrights of Existing Qwest Group that are material to the Transferred Business (collectively, together with unregistered copyrights of Existing Qwest Group that are material to the Transferred Business, "COPYRIGHTS"); and (iv) domain names of Existing Qwest Group that are material to the Transferred Business, including top-level Internet domain names (the "DOMAIN NAMES").

         (b) Trademarks. All Transferable Trademarks for which an application for trademark registration has been filed are currently in material compliance with all legal requirements for the maintenance of such application or resulting registration, other than any requirement that, if not satisfied, would not reasonably be expected to result in a Material Adverse Effect. Existing Qwest Group is the owner of all right, title and interest in and to all of such Transferable Trademarks, in each case free and clear of any and all Encumbrances (other than Permitted Encumbrances), covenants, conditions and other restrictions that would reasonably be expected to have a Material Adverse Effect, and Existing Qwest Group has not, to Seller's Knowledge, received any written notice or claim challenging Existing Qwest Group's ownership or such use of the material Transferable Trademarks or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. The "TRANSFERABLE TRADEMARKS" shall mean the Trademarks to be transferred to Company pursuant to the IP Contribution Agreement.

         (c) Patents. All material Transferable Patents are currently in material compliance with legal requirements for the maintenance of such Transferable Patents (including payment of filing, examination, and maintenance fees) other than any requirement that, if not satisfied, would not result in a revocation or lapse of such Transferable Patents or otherwise would reasonably be expected to result in a Material Adverse Effect. Existing Qwest Group is the owner of all right, title and interest in and to all of the Transferable Patents, in each case free and clear of any and all Encumbrances (other than Permitted Encumbrances), covenants, conditions and restrictions of any kind or nature that would reasonably be expected to have a Material Adverse Effect, and Existing Qwest Group has not, to Seller's Knowledge, received any written notice or claim challenging Existing Qwest Group's ownership of the material


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Transferable Patents or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. The "TRANSFERABLE PATENTS" shall mean the applicable ownership interests in the Patents to be transferred to the Company pursuant to the 1P Contribution Agreement.

         (d) Copyrights. Existing Qwest Group is the owner of all right, title and interest in and to each of the Transferable Copyrights, free and clear of any and all Encumbrances (other than Permitted Encumbrances), covenants, conditions and restrictions or other adverse claims or interests of any kind or nature that would reasonably be expected to have a Material Adverse Effect, and Existing Qwest Group has not received any written notice or claim challenging Existing Qwest Group's ownership of the material Transferable Copyrights or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. Existing Qwest Group has not received any written notice or claim challenging or questioning the validity or enforceability of any of the material Transferable Copyrights or indicating an intention on the part of any Person to bring a claim that any material Transferable Copyright is invalid or unenforceable. The "TRANSFERABLE COPYRIGHTS" shall mean the Copyrights to be transferred to Company pursuant to the IP Contribution Agreement.

         (e) Trade Secrets. Seller and Company have taken reasonable steps in accordance with normal industry practice to protect their respective rights in material confidential information and material proprietary information of the Transferred Business, including any formula, pattern, compilation, program, device, method, technique, or process, that derives independent economic value from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use (collectively, "TRADE SECRETS"). Seller has and Company shall have a policy of requiring each relevant employee, consultant and contractor engaged to perform information technology development services for Seller or Company to execute proprietary information, confidentiality and assignment agreements substantially in Seller's standard forms that assign to Existing Qwest Group all rights to any Intellectual Property of the Transferred Business that are developed for Seller or Company by the employees, consultants or contractors, as applicable.

         (f) License Agreements. To Seller's Knowledge, Section 3.14(f) of Seller's Disclosure Schedule sets forth a complete and accurate list of all material license agreements granting (directly or through an Affiliate of Seller) to Seller any right to use any material software, databases, Content (as defined below) or similar materials of a third party that are used in and material to the Transferred Business (other than "off-the-shelf" shrink wrap software commercially available on reasonable terms to the public generally) (collectively, the "COMPANY INBOUND LICENSE AGREEMENTS"), indicating for each the title and the parties thereto. There is no outstanding or, to Seller's Knowledge, threatened dispute or disagreement with respect to any Company Inbound License Agreement. Correct and complete executed copies of all Company Inbound License Agreements have been made available to Buyer.

         (g) Domain Names. Existing Qwest Group is the sole owner of the Transferable Domain Names, and all such Transferable Domain Names are currently registered by Existing Qwest Group, as sole owner, with an ICANN accredited registrar. Existing Qwest Group is the owner or authorized licensee of all content displayed on and material to the Internet site associated with each of the Transferable Domain Names (collectively, the "CONTENT"). No


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consent, license or approval from any third party is required in connection with the sale or transfer of the ownership of the Transferable Domain Names. To Seller's Knowledge, there do not exist any facts or circumstances which could reasonably form the basis of a challenge relating to Seller's use of the Domain Names or Content that would reasonably be expected to have a Material Adverse Effect. The term "TRANSFERABLE DOMAIN NAMES" shall mean the Domain Names to be transferred to the Company pursuant to the IP Contribution Agreement.

         (h) Intellectual Property Sufficiency. To Seller's Knowledge, except as otherwise provided in Section 3.14 of Seller's Disclosure Schedule, the assignments, licenses and other rights granted by Qwest and its current Affiliates to Company under this Agreement, the other Transaction Documents and the Commercial Agreements and other actions taken in accordance with Section
5.18 of Exhibit P to this Agreement accord to Company the rights with respect to the intellectual property assets owned or licensed by Qwest and such Affiliates that are necessary for continued operation of the Transferred Business after the Closing in substantially the same manner as such business has been operated by Seller during the six months prior to the Closing.

         3.15 LCI. LCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. LCI's sole asset is a 1% limited partnership interest in Qwest N. Limited Partnership, a Delaware limited partnership. LCI has timely filed all Tax Returns required to be filed by it, and it has no Tax or other liabilities, actual or contingent.

         3.16 LABOR MATTERS. Except as set forth in Section 3.16(a) of the Seller's Disclosure Schedule, (i) there is no, and in the past three years there has been no, material organized strike, labor dispute, slowdown or stoppage, or material unfair labor practice claim or charge pending or, to Seller's Knowledge, threatened against or affecting Company or the Transferred Business,
(ii) no material claim is pending or, to Seller's Knowledge, threatened by employees or former employees against Seller respecting Seller's employment practices, and (iii) no material claim is pending or, to Seller's knowledge, threatened asserting noncompliance by Seller with any applicable Law respecting employment practices, employee documentation, and terms and conditions of employment and wages and hours and Seller is not currently engaged in any material unfair labor practice. Section 3.16(b) of the Seller's Disclosure Schedule lists, as of the date hereof, each collective bargaining agreement between Seller or Company, on the one hand, and any labor union or labor organization, on the other hand that is applicable to any portion of the Transferred Business (the "CBAs"). True copies of the CBAs, including all amendments and supplements, have been made available to Buyer.


         3.17 EMPLOYEE BENEFITS.

         (a) Section 3.17(a) of the Seller's Disclosure Schedule lists and identifies the sponsor of, as of the date hereof, each material "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "PENSION PLAN"), each material "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "WELFARE PLAN"), and each other material plan, arrangement, policy or procedure relating to deferred compensation, incentive compensation, stock options, stock purchases, severance pay, fringe benefits or other employee benefits, in each case maintained, administered or contributed to or required to be maintained, administered or contributed to by Seller, Holding or Company or any of their Affiliates for the benefit of any

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employee of Holding, Seller or Company who is engaged in the Transferred Business (an "EMPLOYEE") or any former Employee (all of the foregoing, the "SELLER BENEFIT PLANS"). True copies of (i) each Seller Benefit Plan, (ii) the most recent summary plan description, and any summary of material modifications, for each Seller Benefit Plan for which a summary plan description is required, and (iii) each trust agreement and insurance or group annuity contract with respect to a Seller Benefit Plan, including all amendments and supplements, have been made available to Buyer.

         (b) Each Seller Benefit Plan has been administered in accordance with its terms and in compliance with applicable Law, including the applicable provisions of ERISA and the Code, except for such failures or noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (c) Since the effective date of ERISA, no liability under Title IV of ERISA has been incurred by Seller or any member of its Controlled Group (defined as any entity that is a member of a controlled group of organizations within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code of which Seller is a member) (other than liability for premiums due to the PBGC) unless such liability has been, or prior to the Closing Date will be, satisfied in full. The PBGC has not instituted, or to Seller's knowledge threatened to institute, proceedings to terminate any Pension Plan that is subject to Title IV of ERISA, and, except as set forth in Section 3.17(c) of Seller's Disclosure Schedule, no such Pension Plan has been the subject of a "reportable event," as that term is defined in Section 4043 of ERISA, as to which notices would be required to be filed with the PBGC. No Pension Plan has an "accumulated funding deficiency," as that term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of each Pension Plan ended prior to the date hereof.

         (d) No Seller Benefit Plan is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA. Neither Seller nor any member of its Controlled Group has at any time in the past six years sponsored, contributed to or had an obligation to contribute to any multiemployer plan. Neither Seller nor any member of its Controlled Group has any outstanding "withdrawal liability" (whether or not contingent), as that term is defined in Section 4201 of ERISA.

         (e) Seller, Company and their respective Affiliates have not made or granted or committed to make or grant any benefit improvements under any Seller Benefit Plan with respect to any Employee or former Employee, except as provided in the CBAs or in the plan documents provided to Buyer or as set forth in
Section 3.17(e) of Seller's Disclosure Schedule.

         3.18 INSURANCE. All material insurance policies covering Seller are identified in Section 3.18 of the Seller's Disclosure Schedule, all premiums due thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending on or prior to the Closing Date), and Seller has complied in all material respects with the provisions of such policies and have not received written notice from any of their insurance brokers or carriers that such brokers or carriers will not be willing or able to renew their existing coverage. All material properties of Seller relating to the Transferred Business are covered by insurance in customary scope and amount of coverage.


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         3.19 ENVIRONMENTAL MATTERS. Except either as set forth on or as identified in any written materials listed in Seller's Disclosure Schedule, to Seller's Knowledge:

         (a) Seller has not received any written notice (i) from any Governmental Entity that the Company or the Transferred Business is not in compliance in any material respect with Environmental Laws, or (ii) of any pending or threatened Action or Order or claim by any third party with respect to Hazardous Materials or Environmental Laws in connection with any of the properties currently or formerly owned or occupied by Seller in connection with the Transferred Business or in connection with any other properties to which waste may have been sent by Seller, Company or their respective Affiliates in connection with the Transferred Business from properties owned or occupied by Seller in connection with the Transferred Business.

         (b) Seller has not disposed, released, generated or transported in violation of Environmental Laws any Hazardous Materials at, from, on or under any properties currently or formerly owned or occupied by Seller in connection with the Transferred Business.

         (c) Seller has not assumed, contractually or by operation of Law, any liabilities or obligations of third parties under any Environmental Laws with respect to any of the properties currently or formerly owned or occupied by Seller in connection with the Transferred Business.

         (d) Seller has operated and is operating the Transferred Business in compliance in all material respects with Environmental Laws.

         3.20 DIRECTORY PUBLICATION SCHEDULES.

         (a) Section 3.20(a) of Seller's Disclosure Schedule lists all directories published by Seller in the Region for which, during the past three years, either (i) the month of publication changed or (ii) the length of service of such directory changed. Section 3.20(a) of Seller's Disclosure Schedule sets forth the revenue and EBITDA impact of such changes under Seller's prior revenue recognition methodology (point of publication) in the year that each such directory was published.

         (b) Section 3.20(b) of Seller's Disclosure Schedule lists the proposed date of publication of all directories by Seller from the date hereof until August 31, 2003.

         3.21 RECEIVABLES. All receivables that are included in the Contributed Assets (i) represent actual indebtedness or other obligations incurred by the applicable account debtors, and (ii) have arisen from bona fide transactions in the ordinary course of the Business.

         3.22 QWEST CORPORATION. Qwest Corporation holds the state and federal authorizations (collectively, the "QWEST AUTHORIZATIONS") necessary to provide telephone exchange and exchange access services in Washington, Oregon, Idaho, Montana, Wyoming, North Dakota, South Dakota, Nebraska, Minnesota, Iowa, Utah, Colorado, New Mexico, and Arizona (collectively, the "QWEST STATES"). Qwest Corporation provides these services within the Qwest States as an incumbent local exchange carrier, as that term is defined in Section 251(h)(1) of the Communications Act of 1934, as amended, 47 U.S.C. ss.251(h)(1).


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         3.23 CERTAIN ACCOUNTING ISSUES. To Seller's Knowledge, as of the date hereof, the SEC has not objected to any of Seller's accounting policies, procedures or practices, or any of the accounting policies, procedures or practices of Qwest which relate to or impact the Holding Financial Statements, or otherwise indicated that any of such policies, procedures or practices are not in accordance with GAAP and the applicable requirements of the SEC, other than with respect to matters that have been conformed to the SEC's requests addressed or reflected in Holding Audited Financial Statements (it being understood that, to Seller's Knowledge, the Transferred Business Financial Statements will address or reflect such matters to the same extent).

         3.24 CONTRIBUTION AGREEMENT. As of the Closing Date, the transactions contemplated by the Contribution Agreement and the IP Contribution Agreement shall have been consummated in all material respects in accordance with their terms (including any required transfer of Contributed Assets (as such term is defined in the Contribution Agreement) owned or deemed to be owned by an Affiliate of Seller).

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as otherwise indicated on Buyer's Disclosure Schedule, Buyer represents and warrants and agrees, as of the date hereof, as follows:

         4.1 ORGANIZATION AND RELATED MATTERS. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. Buyer has all necessary power and authority under the Delaware LLC Act and its certificate of formation and limited liability company operating agreement (together, the "BUYER ORGANIZATIONAL DOCUMENTS") to execute, deliver and perform the Transaction Documents and Commercial Agreements to which it is a party. Buyer has all necessary power and authority under the Delaware LLC Act and the Buyer Organizational Documents to own, license or lease its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign limited liability company in good standing in all jurisdictions in which the nature of its business requires licensing or qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect.

         4.2 AUTHORIZATION; NO CONFLICTS.

         (a) The execution, delivery and performance of the Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary limited liability company and member action on Buyer's part. The Transaction Documents and Commercial Agreements to which Buyer is a party constitute (or will upon execution constitute) Buyer's legally valid and binding obligations, enforceable against Buyer in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.


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         (b) Buyer's execution, delivery and performance of this Agreement will not violate, or constitute a breach or default under, any of the Buyer Organizational Documents. Subject to obtaining the Approvals and Permits contemplated in Section 4.5, Buyer's execution, delivery and performance of this Agreement will not violate any Law in any material respect.

         4.3 LEGAL PROCEEDINGS. There is no Order or Action pending or, to Buyer's Knowledge, threatened in writing against Buyer that, individually or when aggregated with one or more other Orders or Actions, has had or if determined adversely would reasonably be expected to have a Buyer Material Adverse Effect.

         4.4 INVESTMENT INTENT. Buyer is an "accredited investor" as defined under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. Buyer is acquiring the LLC Interests for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Buyer will not sell or otherwise dispose of the LLC Interests except in compliance with the registration requirements or exemption provisions under the Securities Act or any other applicable securities law. Buyer understands that the LLC Interests have not been registered under the Securities Act or any state securities laws by reason of specific exemptions from the registration requirements thereof that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations and warranties contained herein.

         4.5 APPROVALS, PERMITS AND THIRD PARTY CONSENTS. Section 4.5 of Buyer's Disclosure Schedule lists any Approvals and Permits and any material Third Party Consents by any Person not a party to this Agreement required in connection with the execution or performance by Buyer of the Transaction Documents to which Buyer is a party, except for any such Approvals, Permits and Third Party Consents the failure of which to receive would not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect.

         4.6 FINANCING. Buyer has received, accepted and agreed to, all applicable commitment fees for (a) a valid and binding commitment letter from certain lenders (the "DEBT FINANCING COMMITMENT LETTER"), committing them to provide to the Buyer debt financing for the Transactions in an aggregate amount of $2,330,000,000, subject to the terms and conditions set forth therein (such debt financing, the "DEBT FINANCING") and (b) a valid, binding and irrevocable commitment letter from certain equity investors (the "EQUITY FINANCING COMMITMENT LETTER"), committing them to provide equity financing to Buyer in the amount of $755,000,000, subject to the terms and conditions set forth therein (such equity financing, the "EQUITY FINANCING" and together with the Debt Financing, the "FINANCING"). True and complete copies of the Debt Financing Commitment Letter and the Equity Financing Commitment Letter are attached hereto as Exhibit N and Exhibit 0, respectively. As of the date hereof, the Debt Financing Commitment Letter and the Equity Financing Commitment Letter are in full force and effect. True and complete copies of any agreements or understandings relating to Financing Fees have been delivered to the Qwest Parties prior to the date hereof.

         4.7 NO BROKERS OR FINDERS. Except for the fees and commissions payable to J.P. Morgan in its capacity as financial adviser, which will be the sole responsibility of Buyer, no

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agent, broker, finder, investment or commercial banker or other Person or firm engaged by or acting on behalf of Buyer or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the Transactions, is or will be entitled to any broker's, finder's or similar fees or other commissions as a result of this Agreement or the Transactions, except
(i) to the extent that such fees or expenses constitute Reimbursable Expenses and (ii) Buyer is entitled under the terms of this Agreement to have Seller pay such amounts.

         4.8 NO OTHER REPRESENTATIONS OR WARRANTIES. Buyer acknowledges and agrees that it has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the LLC Interests, Company and the Transferred Business, and that it has been afforded adequate access to Seller's management, properties, books and records for purposes of such inquiry and investigation. Except for the representations and warranties contained in this Agreement, Buyer acknowledges that none of the Qwest Transaction Parties, Company or any of their respective Affiliates or any other Person makes any other express or implied representation or warranty with respect to the Business or the Transferred Business, the LLC Interests, the Qwest Transaction Parties or Company or otherwise or with respect to any other information provided to Buyer or any of its Affiliates or Representatives, whether on behalf of Seller or such other Persons, including as to: (a) merchantability or fitness for any particular use or purpose; (b) the use of the assets of Company and the operation of the Transferred Business by Buyer after the Closing; or (c) the probable success or profitability of the ownership, use or operation of the Transferred Business, the LLC Interests, or Company by Buyer after the Closing. Neither any Qwest Transaction Party nor any other Person will have or be subject to any liability or indemnification obligation to Buyer or any other Person with respect to the sale of the Transferred Business in accordance with this Agreement resulting from the distribution to Buyer or its Affiliates' or Representatives' use of, any information related to the Business, the Transferred Business, the Qwest Transaction Parties or Company, including the Confidential Descriptive Memorandum dated April 2002 and any information, document, or material made available to Buyer in any form in connection with the Transactions.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         5.1 ACCESS. Subject to Section 10.9, applicable Laws, doctrines of attorney-client privilege and fiduciary and privacy obligations, Seller will, and will cause Company to, authorize and permit Buyer and its counsel, financial advisors, auditors and other authorized representatives (collectively, "REPRESENTATIVES") to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to Qwest's, Seller's, LCI's and, after the Contribution, Company's properties, books, records and other information with respect to the Transferred Business and its management personnel as Buyer may from time to time reasonably request for the purpose of (a) familiarizing itself with the Transferred Business and (b) obtaining any necessary Approvals of, or Permits for, the Transactions.

         5.2 CONDUCT OF BUSINESS. During the period from the date of this Agreement through the Closing Date unless Qwest shall have received Buyer's consent not to take such action, which consent may not be unreasonably conditioned, delayed or withheld, Qwest shall, and shall cause Seller and Company to, conduct the Transferred Business in the ordinary course

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of business and consistent with past practice (except in connection with the Transactions and as otherwise set forth in Section 5.2 of Seller's Disclosure Schedule), and to use their commercially reasonable efforts to maintain all material assets in good repair and condition (except for ordinary wear and tear), maintain all insurance necessary to the conduct of their business as currently conducted, and maintain satisfactory relationships with suppliers and customers. Additionally, except as set forth in Section 5.2 of Seller's Disclosure Schedule, without Buyer's prior written consent, which may not be unreasonably conditioned, delayed or withheld, Qwest agrees that, before Closing, it will cause Seller and Company not to:

         (a) except in the ordinary course of business consistent with past practice, amend, terminate or renegotiate any Material Contract or enter into any agreement that would constitute a Material Contract; or

         (b) terminate or fail to use commercially reasonable efforts to renew or preserve any material Permit; or

         (c) incur or agree to incur any Indebtedness or other obligations or liabilities (absolute or contingent) except for Indebtedness, obligations or liabilities incurred in the ordinary course of business consistent with past practice; or

         (d) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of their respective Affiliates, except for loans, guarantees, extensions of credit or commitments therefor made to officers or employees for moving, relocation and travel expenses consistent with past practice; or

         (e) except (i) as set forth in Section 5.2 of Seller's Disclosure Schedule, (ii) in the ordinary course of business consistent with past practice or (iii) as required by Law or the terms of this Agreement or any Contract set forth in Section 3.8 of Seller's Disclosure Schedule, (A) grant any general or uniform change in the rates of pay or benefits to officers, directors or Employees (or a class thereof), (B) grant any increase in salary or benefits of any officer or director or pay any special bonus to any person or (C) enter into any new or change any existing material employment or severance agreement or any collective bargaining agreement (other than the extension of the CBAs pursuant to Section 5.7 hereof) relating to the Transferred Business; or

         (f) issue, pledge, sell, redeem or acquire for value, or agree to issue, sell, pledge, redeem or acquire for value, any Equity Securities of the Company; provided that the foregoing shall not limit the ability of Company or Seller to make cash dividends and distributions; or

         (g) effect any recapitalization, reclassification, combination, stock split or like change in the capitalization of Company; or

         (h) amend its certificate of incorporation or bylaws or other organizational documents; or

         (i) sell, transfer, license or otherwise dispose of, in whole or in part, or subject to any Encumbrance, any material asset or right used in the Transferred Business as conducted on the date hereof outside of the ordinary course of business, or declare or pay any dividend (other than cash) or make any other distribution of property (other than cash); or

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         (j) settle or compromise any material federal, state, local or foreign income tax liability for which Buyer could reasonably be expected to be adversely affected; or

         (k) in any instance where Company, LCI or Buyer would be bound by such action, make any material Tax election, adopt or change any accounting method for Tax purposes, file any amended material Tax Return, consent to or enter into any closing agreement or similar agreement with any Tax authority or take any position with respect to any material item that is inconsistent with past practice on any Tax Return, except in each case, as contemplated by the Transaction Documents; or

         (l) cause Company to be treated as other than a disregarded entity for federal or state income tax purposes (other than in Texas) for any Pre-Closing Tax Period; or

         (m) enter into any agreement that substantially limits the ability of Seller or Company to engage in any business activity; or

         (n) change the scheduled publication date of any of its recurring directories by more than two weeks from such directory's publication date in 2002; or

         (o) acquire, lease or dispose of any interest in real property used in the Transferred Business; or

         (p) fail to maintain their books and records in accordance with past practice; or

         (q) agree to make or make (or permit any Subsidiary of Seller or Company to agree to make or make) any commitment to take any actions prohibited by this Section 5.2;

provided, however, except as expressly provided in Section 5.2 above, nothing in this Section 5.2 will prohibit Seller and its Affiliates from conducting their businesses in their reasonable discretion. Nothing in this Section 5.2 will prohibit Company from distributing cash to Seller or prohibit Seller from distributing cash to Holding. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct Company's operations prior to Closing.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Seller will give prompt notice to Buyer, and Buyer will give prompt notice to Seller, of any failure of Buyer or Seller and Company, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.4 APPROVALS, PERMITS AND THIRD PARTY CONSENTS.

         (a) Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain all Approvals and Permits (including taking actions to promptly prepare, file and deliver all registrations, filings and applications, requests and notices (collectively, the "APPROVAL FILINGS") that may be necessary to consummate the Transactions) and to participate in any

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related proceedings. Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with the Approval Filings and related proceedings; provided, however, that Buyer shall not be required to make any material concession in order to obtain any Approval or Permit.

         (b) Without limiting the generality of the foregoing paragraph (a), Buyer and Seller will file with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act (i) the notification and report form required for the Transactions as promptly as practicable, but not later than ten Business Days after the execution of this Agreement, and (ii) with respect to any supplemental information request in connection with the Transactions, as soon as reasonably practicable. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. The parties will thereafter prosecute the application with all reasonable diligence and will otherwise use commercially reasonable efforts to obtain the termination of the HSR Act review as expeditiously as possible. Buyer and Seller shall each be responsible for one-half of all HSR Act filing fees.

         (c) The parties acknowledge that they may be required or desire to communicate with Governmental Entities regarding the Transactions both before and after the Closing. Each party agrees to use commercially reasonable efforts to consult with the other party in advance of any material communications, whether written or oral, with any Governmental Entity regarding the Transactions and to cooperate with the other party in connection with any Inquiry arising therefrom. Except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act that reveal Seller's or Buyer's negotiating objectives or strategies or purchase price expectations,
(a) each party agrees to submit all Approval Filings made by such party to the other party for review and approval (which approval shall not be unreasonably withheld) prior to their submission to any Governmental Entity, and (b) each party further agrees to forward to the other copies of any material (written or electronic, including electronic mail) communications sent by it or its Representatives or received by it from, any Governmental Entity regarding the Transactions and to use commercially reasonable efforts to advise the other party of any material oral communications with any Governmental Entity regarding the Transactions. All such communications will be disclosed to the other party promptly after they are sent or received in the case of written communications or promptly following any oral communication with a Governmental Entity. Seller and Buyer will use commercially reasonable efforts to coordinate and promptly respond to any Inquiry.

         (d) If there is initiated by any State PUC, state attorney general or other Person any investigation, proceeding, litigation, inquiry, hearing, information or data request, or information gathering process relating to the Transactions whether before or after the Closing (each, an "INQUIRY"), then the parties will jointly evaluate such Inquiry. If such Inquiry is a joint defense endeavor pursuant to the terms of the Joint Defense and Common Interest Agreement, then Seller's or Qwest's counsel will be the lead counsel, at Seller's or Qwest's expense and reasonable direction, to undertake such joint defense unless the Inquiry relates solely to Buyer, in which case Buyer's counsel will be the lead counsel at Buyer's expense and reasonable direction. In any such joint defense endeavor, Seller, Qwest or Buyer, as the case may be, will each use


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commercially reasonable efforts to cause to be resisted, resolved or lifted any Order, decree, ruling or other action restraining, enjoining or otherwise prohibiting the performance of any obligations under the Transaction Documents with the result or likelihood that the fundamental business purpose of the Transactions is or will be frustrated. In so doing, Seller or Qwest will not take any position or agree to any settlement that will or would reasonably be expected to result in a Buyer Material Adverse Effect or otherwise prejudice Buyer's interests with respect to the Transactions. Buyer may elect to retain at its own expense its own counsel with respect to any Inquiry that is a joint defense endeavor. With respect to any Inquiry, the party whose counsel is lead counsel shall submit to the other party for review and approval all information, documents or pleadings to be provided to or filed with any State PUC, state attorney general or other Person prior to their submission to such State PUC, state attorney general or other Person, as the case may be. The respective rights and obligations of the parties with respect to the joint defense of any Inquiry shall be governed by the Joint Defense and Common Interest Agreement.

         (e) Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain all material Third Party Consents that may be necessary to consummate the Transactions; provided that (i) except with respect to the Third Party Consents necessary to satisfy the condition set forth in Section 7.2(n), Seller shall not be obligated to pay any consent fees to any third party and
(ii) Buyer shall not be required to agree to material concessions in connection with Third Party Consents. Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with obtaining such Third Party Consents.

         5.5 SUPPLEMENTS TO SELLER'S DISCLOSURE SCHEDULE. From time to time prior to the Closing, Seller may supplement or amend any Section of the Seller's Disclosure Schedule with respect to any matter, condition or occurrence that is required or permitted to be set forth or described in the Seller's Disclosure Schedule by delivering to Buyer in accordance with Section 10.11 below a copy of such supplement or amendment. A supplement or amendment not objected to in writing by Buyer within 10 Business Days after receipt will be deemed to cure any applicable breach of any representation, warranty or covenant made in this Agreement. A supplement or amendment objected to in writing by Buyer within 10 Business Days after receipt will not be taken into account for purposes of such representations, warranties and covenants.

         5.6 FINANCIAL STATEMENTS.

         (a) Seller will deliver to Buyer, as soon as practicable following the completion of an audit of the Transferred Business but in no event later than 30 Business Days prior to the Closing Date, (i) the audited balance sheets of the Transferred Business as at December 31, 2000 and December 31, 2001, and audited statements of income and cash flows of the Transferred Business for the twelve months ended December 31, 1999, December 31, 2000 and December 31, 2001, together with an opinion of Seller's independent accounting firm, KPMG, containing no exceptions or qualifications (collectively, such financial statements of the Transferred Business, together with the notes thereto, the "TRANSFERRED BUSINESS AUDITED FINANCIAL STATEMENTS") and (ii) an unaudited balance sheet of the Transferred Business and of Holding as at June 30, 2002 and an unaudited statement of income for the six months ended June 30, 2002 (the "TRANSFERRED BUSINESS UNAUDITED FINANCIAL STATEMENTS" and, together with the Transferred Business Audited Financial Statements, the "TRANSFERRED BUSINESS FINANCIAL STATEMENTS"). The Transferred Business Financial Statements will be prepared in accordance with GAAP and Regulation S-X under the Securities Act.


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         (b) Seller will deliver to Buyer, promptly upon their being prepared (and in any event no later than 45 days after the end of each calendar quarter), true and complete copies of the unaudited balance sheets and statements of income and cash flow of the Transferred Business and of Holding as of each calendar quarter beginning with the calendar quarter ending on June 30, 2002 and unaudited balance sheets and statements of income and cash flow for the year-to-date period then ended along with comparative historical information for the preceding year (which shall have been reviewed by KPMG as provided in statement of accounting standards No. 71 without exception or qualification, which review shall be at Buyer's expense).

         (c) Following the Closing, Seller will, and will cause all Qwest Parties to, cooperate with Buyer if Buyer, at its expense, desires to obtain,
(i) the audited balance sheet of the Transferred Business at the Closing and
(ii) audited statements of income and cash flows for the period from January 1, 2002 through the Closing Date.

         5.7 COLLECTIVE BARGAINING AGREEMENTS. Upon consummation of the Closing, Buyer shall assume and be bound by the CBAs with respect to the Transferred Employees represented by the Communications Workers of America and the International Brotherhood of Electrical Workers. Prior to the Closing Date, Seller shall use commercially reasonable efforts to extend by one year, on commercially reasonable terms, the term of the CBAs.

         5.8 WARN.

         (a) The Qwest Parties agree that, from the later of (i) the date of this Agreement, and (ii) the date that is 90 days prior to Closing, none of them will effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT") or any similar state or local statute, rule or regulation, with respect to the Transferred Business, without notifying Buyer in advance and without complying with the notice requirements and all other provisions of the WARN Act and any similar state or local statute, rule or regulation.

         (b) Buyer agrees that upon Closing and within a period of 90 days thereafter, it will not effectuate a "plant closing" or "mass layoff" as those terms are defined in the WARN Act or any similar state or local statute, rule or regulation, with respect to the Transferred Business, without notifying the Qwest Parties in advance and without complying with the notice requirements and all other provisions of the WARN Act and any similar state or local statute, rule or regulation.

         5.9 CONFIDENTIALITY AGREEMENTS. On the Closing Date, the Qwest Parties shall assign and delegate to Buyer or Company all of their respective rights and obligations under all confidentiality and nondisclosure agreements between any of the Qwest Parties and any other Person to the extent entered into in connection with the Transactions or the evaluation of the Transactions, but only to the extent such agreements (a) relate to the Transferred Business or the Transferred Employees and (b) do not by their terms prohibit such assignment and delegation.


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         5.10 FINANCING.

         (a) Buyer will promptly notify Seller of any proposal by any of the financial institutions party to the Debt Financing Commitment Letter to withdraw, terminate or make a material change in the amount or terms of the Debt Financing Commitment Letter. In addition, upon Seller's reasonable request, Buyer shall advise and update Seller, in a level of detail reasonably satisfactory to Seller, with respect to the status, proposed closing date and material terms of the proposed Debt Financing. Buyer shall not consent to any amendment, modification or early termination of any Equity Financing Commitment Letter or the Debt Financing Commitment Letter that is reasonably likely to impair materially the Equity Financing or the Debt Financing.

         (b) Buyer shall, and shall cause its Affiliates to, use all commercially reasonable efforts to (1) maintain the effectiveness of the Debt Financing Commitment Letter, (2) enter into definitive documentation with respect to the Debt Financing on the terms contained in the Debt Financing Commitment Letter, (3) satisfy all funding conditions to the Debt Financing set forth in the definitive documentation with respect to the Debt Financing, including paying for any back-up systems for billing and collection required to satisfy the condition to funding that the back-up system be reasonably satisfactory to the institutions providing the Debt Financing, (4) cause to be made available to Buyer, on or prior to December 15,2002, the Debt Financing in an aggregate principal amount equal to the principal amount of the Debt Financing, and (5) perform its obligations under the Financing Commitments, including its obligations to agree to changes in the structure, terms and pricing contained in the Financing Commitments (it being understood that such obligations shall not include any obligation to cause any of its Affiliates to increase the amount of their Equity Financing).

         (c) At Seller's request and subject to the conditions to Buyer's obligations to close set forth in Article VII, after November 30, 2002, Buyer shall be required to fund the Closing Purchase Price by drawing on the "Senior Subordinated Facility" and the "Senior Unsecured Credit Facility" (as such terms are defined in the Debt Financing Commitment Letter).

         (d) The Qwest Parties shall provide and shall cause their Affiliates to provide, reasonable assistance to Buyer's efforts to obtain the Debt Financing (including, subject to Section 5.10(c), efforts to obtain high yield bond financing as part of the Debt Financing), including facilitating customary due diligence and arranging for senior officers of Seller to meet with prospective lenders in customary presentations or to participate in customary road shows, in each case upon Buyer's request with reasonable prior notice and at Buyer's cost and expense. At Buyer's cost and expense, the Qwest Parties shall, and shall cause their Affiliates to, use commercially reasonable efforts to cause their respective accountants and attorneys to provide customary assistance in such financing. In the event of a registered public offering or an offering in accordance with Rule 144A under the Securities Act of the debt or equity securities of Company or its Affiliates, the Qwest Parties will, upon Buyer's request with reasonable prior notice and at Buyer's cost and expense, use their commercially reasonable efforts to cause KPMG LLP to deliver to Company and its Affiliates and the underwriters in any such offering a letter covering such matters as are reasonably requested by Company or its Affiliates or such underwriters, as the case may be, and as are customarily addressed in accountants' "comfort letters," and to provide their consent to the references to them as experts and the inclusion in any applicable filings of their auditor's reports. Buyer acknowledges that (i) the assistance provided

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by the Qwest Parties and their Affiliates, officers, employees and representatives are being provided at the request of Buyer, and (ii) none of the Qwest Parties shall have any liability to lenders or prospective lenders in connection with the activities contemplated by this Section 5.10(d). Buyer shall indemnify and hold harmless the Qwest Parties from and against any Losses resulting from any assistance or activities provided pursuant to this Section
5.10. The provisions of this Section 5.10(d) (including the indemnity provisions) shall not affect any rights of Buyer under Section 9.1.

         5.11 NO NEGOTIATIONS. Qwest shall not, and shall use commercially reasonable efforts to cause its officers, directors, employees and agents not to, initiate, solicit, facilitate or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in any negotiations or discussions with, any Person relating to, or provide to any Person confidential or non-public information in connection with, any acquisition, recapitalization, business combination or purchase of all or a material portion of the Transferred Business, or cooperate or participate with any Person in connection with any of the foregoing activities.

         5.12 ADDITIONAL AGREEMENTS. Between the date hereof and the Closing Date, the parties shall use commercially reasonable efforts to negotiate the terms of a Master Sales Agent Agreement between Qwest Corporation and Company pursuant to which Company will perform such services for Qwest Corporation as Seller currently performs under the existing Master Sales Agent Agreement. It is the intent of the parties that such negotiations will be completed so that a Master Sales Agent Agreement will be executed at Closing in conjunction with the execution of the remaining Commercial Agreements, but the execution of the Master Sales Agent Agreement is not a condition to the consummation of the transactions contemplated by this Agreement.

         5.13 TAX CERTIFICATE. Prior to the Closing Date, Seller shall provide to Buyer a duly executed and completed certificate of nonforeign status pursuant to Section 1445 of the Code.

         5.14 INDEBTEDNESS. Between the date hereof and the Closing Date, the Qwest Parties (or their respective Affiliates) shall assume, or shall cause Seller to have fully satisfied, any Indebtedness of Company and provide Buyer with documentation, reasonably satisfactory to Buyer, evidencing that neither Buyer nor Company is subject to any liability or obligation with respect to such Indebtedness of Company.

         5.15 WORKING CAPITAL. Promptly following the date hereof, the parties will in good faith determine the historic Working Capital for the Transferred Business as of the end of each month beginning with September 30, 2001 and ending with December 31, 2002. If the parties are unable to reach agreement with respect to the determination of Working Capital for any such month within 30 days from the date hereof, the items of disagreement alone will be promptly referred for final determination to the Independent Accountants, which determination shall be binding on both parties. The fees and disbursements of the Independent Accountants will be borne by the party that is not the party whose final submission to the Independent Accountants is closest to the final determination made by the Independent Accountants.

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         5.16 INTERIM AGREEMENTS. The Qwest Parties shall use their commercially reasonable efforts to have the financial institutions that are parties to the existing Qwest Credit Agreement, together with the financial institutions that will be parties to the new credit facility contemplated to be entered into by Qwest, consent to Qwest Corporation executing and delivering to Rodney LLC an interim noncompetition agreement and interim publishing agreement containing terms and conditions substantially similar to the terms and conditions of the "Noncompetition Agreement" and "Publishing Agreement," as such terms are defined in the Rodney Purchase Agreement, with such revised terms as may be appropriate to reflect the standalone nature of such agreements.

         5.17 TRANSITION COVENANTS. The provisions set forth on Exhibit P as Sections 5.18 through 5.26 will be deemed to be a part of this Agreement, and all references in this Agreement, any other Transaction Documents or any Commercial Agreement to any such Sections shall be deemed to be references to Sections in this Agreement.

                                   ARTICLE VI
                         ADDITIONAL CONTINUING COVENANTS

         6.1 TAX MATTERS.
             -----------

         (a) Liability for Taxes.
             -------------------

                  (i) Buyer shall indemnify, defend and hold each Qwest Party harmless from and against any and all Taxes due in respect of Company and the Transferred Business for any taxable period (or portion thereof) beginning after the Closing Date, it being understood that any such indemnity payment made hereunder shall be adjusted as set forth in Section 9.3(f). Seller shall prepare, and permit Buyer to audit, such analyses as are reasonably requested by Buyer to support any claim for indemnification under this Section 6.1(a)(i).

                  (ii) The Qwest Parties shall indemnify, defend and hold harmless Buyer, Company and their respective Affiliates (other than LCI) from and against (x) any and all Taxes imposed on Company or due in connection with the Transferred Business for any taxable period (or portion thereof) ending on or before the Closing Date, other than for those transactions occurring on the Closing Date, but after the Closing, that are not in the ordinary course of business (a "PRE-CLOSING TAX PERIOD"), (y) any and all Taxes of any Person arising from or attributable to a Pre-Closing Tax Period that are imposed on Buyer or any of its Affiliates, Company, the Transferred Business or LCI under Treasury Regulation Section 1.1502-6 (or any similar provision under state, local or foreign law) as a transferee or successor, pursuant to a Tax sharing agreement, Tax indemnification agreement or similar contract, and (2) any loss arising from any breach of a representation contained in Section 3.9, it being understood that any such indemnity payment made hereunder shall be adjusted as set forth in Section 9.3(f). Buyer shall prepare, and permit Seller to audit, such analyses as are reasonably requested by Seller to support any claim for indemnification under this Section 6.1(a)(ii).

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                  (iii) LCI. The Qwest Parties shall pay and shall indemnify, defend and hold harmless Buyer, Company and their respective Affiliates (other than LCI) from and against any Tax due from LCI for any period, to the extent that funds distributed to LCI from Qwest N. Limited Partnership are insufficient to timely pay those Taxes in full. Buyer agrees that it will not contribute to LCI (or otherwise cause LCI to acquire) any income-producing asset or right after Closing and that it will not take any action to cause any other Person to be liable for LCI's Taxes (except by reason of Treasury Regulation 1.1502-6 (or comparable provisions of foreign, state or local law)).

                  (iv) No Limitation. The indemnities set out in this Section 6.1(a) shall not be subject to any limitation contained in Section 9.4.

         (b) Refunds. Any refunds or credits of Taxes with respect to Company, the Transferred Business or LCI for any Pre-Closing Tax Period shall be for the account of Seller except to the extent such refund arises as a carryback of a loss or other Tax benefit from a period beginning after the Closing Date. Any refunds or credits of Taxes with respect to Company, the Transferred Business or LCI not described in the preceding sentence shall be for the account of Buyer and/or its Affiliates. The relevant party shall forward to the other party any such refund or credit amount within ten Business Days of receipt of such refund. Notwithstanding the foregoing, the control of the prosecution of a claim for refund or credit for Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as the result of an audit shall be governed by the provisions of Section 6.l(e)(i) below.

         (c) Tax Returns.
             -----------

                  (i) Seller shall file or cause to be filed with the appropriate Governmental Entities having jurisdiction (A) all Tax Returns to be filed by Company and LCI prior to the Closing Date and (B) all income Tax Returns in which Seller (or an Affiliate of Seller other than Company or LCI) includes the taxable income of Company and LCI, including the applicable consolidated federal income Tax Return in which the income of Company or LCI is included and in any consolidated or combined income Tax Return filed by Seller or any of its Affiliates (other than Company or LCI) thereof in which such income can be included under applicable law, consistent with past custom and practice. The parties agree that, to the extent permitted by Law, income and operation of Company, the Transferred Business and LCI, in each case, for the Closing Date (other than those transaction occurring on the Closing Date, but after the Closing, that are not in the ordinary course of business) shall be included on Seller's Tax Returns.

                  (ii) Buyer shall file or cause to be filed with the appropriate Governmental Entities having jurisdiction all Tax Returns of Company and LCI that are required to be filed after the Closing Date (other than income Tax Returns described in Section 6.l(c)(i)(B) above). With respect to Tax Returns to be filed by Buyer for any periods for which Seller has any liability for the Taxes due (including pursuant to its indemnity obligations hereunder), such Tax Returns will be properly and timely filed by Buyer and will be correct, accurate and complete in all material respects, and Buyer shall furnish a completed copy of such Tax Returns to Seller for Seller's prior written consent (not to be unreasonably withheld) not later than 10 Business Days before the due date for filing such returns (including extensions thereof).

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         (d) Proration of Taxes. Real and personal property taxes, ad valorem taxes, and franchise fees or taxes (that are imposed on a periodic basis (as opposed to a net income basis)) (collectively, "PERIODIC TAXES") shall be prorated between Seller and Buyer for any taxable period that includes but does not end on the Closing Date (all such periods of time being hereinafter called "PRORATION PERIODS"). Periodic Taxes attributable to Proration Periods shall be prorated between Buyer and Seller based on the relative periods the Contributed Assets were owned by each respective party during the fiscal period of the taxing jurisdiction for which such taxes were imposed by such jurisdiction (as such fiscal period is or may be reflected on the bill rendered by such taxing jurisdiction). On the Closing Date, Buyer and Seller shall pay or be reimbursed, on this prorated basis, for Periodic Taxes that have been paid before the Closing Date. On the Closing Date, Buyer and Seller shall also be reimbursed, on this prorated basis, for Periodic Taxes that are to be paid after the Closing Date. The reimbursement of Periodic Taxes that are to be paid on or after the Closing Date shall be based on a reasonable estimate of the amount of such Periodic Taxes to be paid (based on past experience). To the extent that Buyer or Seller are not reimbursed on the Closing Date for Periodic Taxes that are paid after the Closing Date, or, in the event the estimated amount of the preceding sentence proves to have been inaccurate, Buyer or Seller shall promptly forward an invoice to the other party for its reimbursable pro rata share, if any. If the other party does not pay the invoice within 30 calendar days of receipt, the amount of such payment shall bear interest at the rate of 8% per annum. With respect to Taxes other than Periodic Taxes, in the case that the Closing Date is not the end of the taxable period under applicable law, such Taxes for the Pre-Closing Tax Periods shall be determined as if the Closing Date were the end of a short taxable period and income or loss for such period shall be determined on the basis of closing of the books as of the close of business on the Closing Date (other than for those transactions occurring on the Closing Date, but after the Closing, that are not in the ordinary course of business).

         (e) Contests and Cooperation.
             ------------------------

                  (i) Upon receipt by Buyer of notice of any pending or threatened federal, state, local or foreign tax audits, claims for Taxes or assessments, or any other claim or examination with respect to a Tax liability of Company or LCI for which it could be reasonably be expected that Seller would be required to indemnify Buyer under Section 6.1(a)(ii) or (iii) above, Buyer shall promptly notify Seller of such audit, claim or examination (unless Seller previously was notified directly by the relevant tax authority). If Seller so requests and at Seller's expense, Buyer shall contest or cause the relevant entity (Company, LCI or any successor) to contest such claim on audit or by appropriate claim for refund or credit of Taxes or in a related administrative or judicial proceeding which Seller in its sole and absolute discretion, chooses to direct such entity to pursue, and shall permit Seller, at its expense, to control the prosecution and settlement of any such audit or refund claim or related administrative or judicial proceeding with respect to those matters which could affect the Tax liability of Seller, including any liability hereunder, or their right to payment; and, where deemed necessary by Seller, Buyer shall cause the relevant entity to authorize by appropriate powers of attorney such Persons as Seller shall designate to represent such entity with respect to such audit or refund claim

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or related administrative or judicial proceeding and to settle or otherwise resolve any such proceeding; provided that no such proceeding shall be settled or resolved without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer shall further execute and deliver, or cause to be executed and delivered, to Seller or its designee all instruments and documents reasonably requested by Seller to implement the provisions of this
Section 6.1(e)(i). Buyer will at all times have the right to participate fully in any defense (or prosecution) of any such claim. In no event shall Buyer agree to the compromise or settlement of any Tax claims for which Seller is liable (including pursuant to its indemnity obligations hereunder) without the prior written consent of Seller (such consent not to be unreasonably withheld). Any refund of Taxes obtained by Buyer or the affected entity to which Seller is entitled under Section 6.1(b), or which is a refund of Taxes paid by Seller, shall be paid to Seller within ten Business Days of receipt of such refund.

                  (ii) Subject to the provisions of Section 10.9 and the Confidentiality Agreement, from and after the Closing Date, Buyer shall deliver to Qwest or its designee (including for purposes of this sentence any tax advisors to Qwest), as soon as practicable after Qwest's request, such information and data that are reasonably available concerning the pre-Closing Date operations of Company and make available such knowledgeable employees of Buyer and Company as Qwest may reasonably request (including employees having special or relevant knowledge or information pertaining to particular Tax items), including providing the full and complete information and data required by Qwest's customary Tax and accounting questionnaires to the extent reasonably available, in order to enable Qwest fully to complete and file all Tax Returns that it may be required to file with respect to Company through the Closing Date, to respond to and contest audits by any taxing authorities with respect to any and all Taxes for which it has an indemnity obligation hereunder, to prosecute any claim for refund or credit to which Qwest or Seller is or may be entitled hereunder and to otherwise enable Qwest fully to satisfy its accounting and Tax requirements. Subject to the provisions of Section 10.9 and the Confidentiality Agreement, from and after the Closing Date, Qwest shall deliver to Buyer or its designee (including for purposes of this sentence, Buyer's tax advisors), as soon as practicable after Buyer's request, such information and data that are reasonably available concerning Taxes of Company and LCI and make available such knowledgeable employees of Qwest as Buyer may reasonably request (including employees having special or relevant knowledge or information pertaining to particular Tax items), including providing the full and complete information and data required by Buyer's customary Tax and accounting questionnaires to the extent reasonably available in order to enable Buyer to complete and file all Tax Returns that it may be required to file with respect to Buyer, Company or LCI, after the Closing Date, to respond to and contest audits by any taxing authorities with respect to any and all Taxes for which Buyer may be liable, to prosecute any claim for refund or credit to which Buyer or Company is or may be entitled and to otherwise enable Buyer and Company to fully satisfy their accounting and Tax requirements.

         (f) Transfer Taxes. Notwithstanding anything herein to the contrary, Buyer and Seller shall each be responsible for one-half of all sales, use, gross receipts, registration, business and occupation, transfer, stamp duty, securities transactions, real estate, and similar Taxes and notarial fees

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assessed or payable in connection with the transfer of the LLC Interests or other transactions contemplated hereby (including the Contribution), regardless of whether such Taxes become due or payable on or after the Closing Date, and regardless of whether a taxing authority seeks to collect such Taxes from Seller or Buyer, as well as any interest, penalties and additions to Taxes related to such Taxes. The party primarily responsible for remitting any such Taxes shall be responsible for filing all Tax Returns related to such Taxes. The party responsible for filing such Tax Returns (the "FILING PARTY") shall provide such Tax Returns to the other party not less than 10 days prior to the due date of such Tax Returns. The other party shall pay the Filing Party one-half of all Taxes shown to be due on each Tax Return not less than 5 days prior to the due date of such Tax Return.

         (g) Tax Sharing Agreements, Etc. All Tax sharing agreements, policies, arrangements and practices between Seller or an Affiliate of Seller, on the one hand, and Company or LCI or their respective Subsidiaries, on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, none of the Company, LCI or their respective Subsidiaries shall be obligated to make any payment to Seller or any Affiliate of Seller, any taxing authority or any other Person pursuant to any such agreement or arrangement for any past or future period.

         (h) Amendments to Tax Returns. Buyer shall not file, and shall not permit to be filed an amendment to any Tax Return of LCI covering any period (or portion thereof) ending on or prior to the Closing Date without the prior written consent of Qwest, such consent not to be unreasonably withheld.

         (i) Coordination With Article IX. To the extent that the provisions of
Article IX are inconsistent with or conflict with the provisions of this Section 6.1, the provisions of this Section 6.1 shall control.

         6.2 TAX TREATMENT AND PURCHASE PRICE ALLOCATION.
             -------------------------------------------

         (a) Tax Treatment. Seller shall report the sale of the LLC Interests, and Buyer shall report the purchase of the LLC Interests, as a sale and purchase of assets for federal income tax purposes. Seller shall treat Company as a disregarded entity for federal income tax purposes, and, to the maximum extent permitted by Law, for all other Tax purposes (other than those Taxes addressed in Section 6.l(f)), for all Pre-Closing Tax Periods.

         (b) Purchase Price Allocation. Within 60 days after the date hereof, Buyer shall provide to Seller a draft Purchase Price allocation intended to comply with the requirements of Section 1060 of the Code (and which shall include allocations for the Noncompetition Agreement and any other agreements described in line 6 of Internal Revenue Service Form 8594) (the "PURCHASE PRICE ALLOCATION") for Seller's consent, not to be unreasonably withheld. If Seller does not consent to the draft Purchase Price Allocation, Seller shall propose to Buyer any changes in the draft Purchase Price Allocation within 60 days of the receipt thereof. In the event that no such changes are proposed in writing to Buyer within such time, Seller shall be deemed to have agreed to the Purchase Price Allocation. If any such changes are proposed, Buyer and Seller shall negotiate in good faith and shall use their best efforts to agree upon the Purchase Price Allocation. In the event that Buyer and Seller are unable to reach an agreement within 180 days of the Closing Date, then the disputed items

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shall be resolved within the next 30 days by an independent accounting firm, or a nationally recognized valuation firm, in each case, that is mutually acceptable to both parties and whose fees shall be borne equally by Buyer and Seller. Such determination by the accounting or valuation firm shall be binding on the parties and shall be based solely upon written submissions by Buyer and Seller, and not upon any independent investigation by the accounting or valuation firm. If the parties have not reached an agreement with respect to the Purchase Price Allocation and the accounting or valuation firm has not reached a determination with respect to the disputed items by the latest date (taking into account all permissible extensions) on which one of the parties to this Agreement is required to file a Tax Return for which the Purchase Price Allocation is needed or relevant, such party shall be entitled to file such Tax Return and take any reasonable position with respect to the allocation of the purchase price; provided however, that upon final agreement regarding the Purchase Price Allocation, such party shall, if necessary to be consistent with the final agreed-upon Purchase Price Allocation, file an amended Tax Return (or make a hold-for-audit adjustment to the Tax Return) to reflect the final Purchase Price Allocation.

         (c) Except as otherwise required by a Governmental Entity or a taxing authority pursuant to a "determination" as defined in Section 1313(a) of the Code (or any comparable provision of state, local or foreign law) or the execution of an IRS Form 870-AD, Seller and Buyer agree to report the transactions contemplated by this Agreement in the manner specified in subsections (a) and (b) hereof and agree not to take any position on any Tax Return inconsistent therewith, to prepare and file all Tax Returns and reports relating to the purchase and sale contemplated by this Agreement, including all federal, state and local Tax Returns, in a manner which is consistent with such characterization and the Purchase Price Allocation and to conduct any audit, Tax proceeding or Tax litigation relating thereto in a manner entirely consistent with such characterization and the Purchase Price Allocation.

         6.3 MAINTAIN RECORDS. Until the later of (i) 5 years after the Closing Date or (ii) the expiration of the applicable statute of limitations for the Tax Return in question, Qwest and Buyer will maintain (or cause to be maintained) all Tax records, working papers, and other supporting financial records and documents relating to the Tax Returns filed by, on behalf of, or relating to Company, the Transferred Business or LCI or to any Taxes for the last closed year and for all open years of Company and LCI (including the taxable year in which the Closing Date occurs). All such documents that relate primarily to Company or the Transferred Business will be delivered to and maintained by Buyer during the period set forth above, and Buyer will make the same available to Seller or its Representatives at reasonable times for inspection and copying. All such remaining documents will be retained by Seller during the period set forth above, and Seller will make the same available to Buyer or its Representatives at reasonable times, for inspection and copying. At the end of the period set forth above, Qwest or Buyer, as the case may be, may dispose of such documents, provided that notice of such disposition must be given to the other parties at least 60 days in advance of such disposition. Upon receipt of such notice, Qwest or Buyer, as the case may be, may request, at the requesting party's expense, that such documents be delivered to them instead of disposing of such documents.

         6.4 COOPERATION. After the Closing Date, upon Seller's request (at Seller's expense) and without necessity of subpoena, Buyer will cause Company and LCI and their representatives and counsel to cooperate fully with Seller and its representatives and counsel for purposes of permitting Seller to address and

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respond to any matters involving Seller that arise as a result of Seller's prior ownership of Company, the Transferred Business and LCI, whether or not related to this Agreement, including claims made by or against Seller or any of its Affiliates, whether involving any Governmental Entity or third party. After the Closing Date, upon Buyer's request (at Buyer's expense) and without necessity of subpoena, the Qwest Parties will cause their Affiliates and their representatives and counsel to cooperate fully with Buyer and its representatives and counsel for purposes of permitting Buyer to address and respond to any matters involving Buyer that arise as a result of Seller's prior ownership of Company, the Transferred Business and LCI, whether or not related to this Agreement, whether involving any Governmental Entity or third party. Such cooperation shall include (a) reasonable access during normal business hours and upon reasonable notice to the other party's officers, directors, employees, auditors, counsel, representatives, properties, books, records and operating instructions and procedures and (b) the right to make and retain copies of all pertinent documents and records relating to any such matters. The parties obligations under this Section 6.4 are in addition to the parties' other obligations to cooperate with each other contained in this Agreement, including the parties' obligations under Section 6.1(e).

         6.5 BUYER'S EMPLOYEE-RELATED OBLIGATIONS.
             ------------------------------------

         (a) Effective as of the Closing, Buyer shall offer employment (which shall include Buyer's compliance with Buyer's covenants in this Section 6.5) to Employees identified on the Prospective Transferred Employees List who on the Closing Date are actively at work in the Transferred Business. For purposes of this Agreement, any Employee who is not scheduled to work on the Closing Date due to a short-term absence (e.g., vacation, holiday, scheduled time off, illness or injury of shorter duration than would provide for coverage under an applicable Seller Benefit Plan providing disability benefits, jury duty, bereavement leave) in compliance with the applicable policies of Seller, Company or any of their Affiliates, or who is on a paid leave of absence, shall be deemed to be "actively at work." With respect to each Employee identified on the Prospective Transferred Employees List who is not an actively at work on the Closing Date and is on an unpaid leave of absence with a right to reinstatement under a CBA, a Seller Benefit Plan, a written policy of Seller, Company or any of their Affiliates in effect on the Closing Date, or applicable Law (e.g., the Family and Medical Leave Act or comparable state law, military leave), Buyer shall offer employment (which shall include Buyer's compliance with Buyer's covenants in this Section 6.5) to each such Employee as of the date on which such Employee presents himself or herself to Buyer for active employment following the Closing Date. Each Employee who is actively at work as of the Closing Date and who accepts employment by Buyer, or who following a leave of absence described in the preceding sentence returns to active employment with Buyer after the Closing Date, is referred to herein as a "TRANSFERRED EMPLOYEE."

         (b) Compensation and Benefits. Subject to any applicable CBA requirements, Buyer shall cause each Transferred Employee to receive compensation (including base salary, wages and commission or bonus opportunities) for not less than twelve (12) months after the Closing Date that is no less favorable than the compensation provided to such Transferred Employee immediately prior to the Closing Date. Subject to any applicable CBA requirements, Buyer shall take such actions as are required to cause each Transferred Employee to be provided, as of and for not less than twelve (12) months after the Closing Date, benefits under Buyer's or its Affiliates'

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employee benefit plans, programs, policies and arrangements that are substantially comparable in the aggregate to the benefits provided to such Transferred Employee under the Seller Benefit Plans immediately prior to the Closing Date. Nothing in this Agreement will be deemed a guarantee of employment for any specified period and, except as expressly provided in this Section 6.5, nothing herein will confer upon any employee or other Person any right to employment or any right under any specific benefit plan, program, policy or arrangement. Without limiting the foregoing, Buyer and its Affiliates will cooperate with Seller and its Affiliates and take all such actions as are required to enable the Transferred Employees to make a direct rollover into Buyer's tax-qualified defined contribution plan(s) of the amounts distributed to such Transferred Employees from the tax-qualified savings, 401(k) or defined contribution Pension Plans in which such Transferred Employees participated prior to the Closing. The Transferred Employees will be credited for eligibility, vesting and all other purposes under the benefit plans, programs, policies and arrangements of Buyer and its Affiliates, and for all other employment-related purposes with Buyer and its Affiliates, for their service to Seller or its Affiliates prior to the Closing Date to the same extent such service was credited under the comparable Seller Benefit Plans and employment policies of Seller and its Affiliates; provided, however, that Transferred Employees need not be credited with pre-Closing service for purposes of benefit accruals under any defined benefit plan except to the extent described in
Section 6.5(c) of this Agreement. Buyer and its Affiliates shall give each Transferred Employee full credit for accrued vacation. Buyer and its Affiliates shall waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees under any welfare plan that the Transferred Employees participate in after the Closing Date. Buyer and its Affiliates shall, and shall cause the employee benefit plans of Buyer and its Affiliates to, provide each Transferred Employee with credit for any co-payments and deductibles paid under any Welfare Plan during the calendar year in which the Closing Date occurs in satisfying any applicable deductible requirements or out-of-pocket limitations for such calendar year under any comparable welfare plan of Buyer and its Affiliates that such Transferred Employee participates in after the Closing Date to the same extent as if those deductibles or co-payments had been paid under the welfare plans in which such Transferred Employee participates after the Closing Date.

         (c) Buyer Pension Plan.

                  (i) No later than the Closing Date, Buyer shall establish or maintain, or shall cause one of its Affiliates to establish or maintain, a defined benefit pension plan (the "BUYER PENSION PLAN") that, subject to this
Section 6.5(c), (A) for a period of not less than twelve (12) months following the Closing Date, provides benefits to each non-union Transferred Employee that are no less favorable in the aggregate than those provided by the Qwest Pension Plan based on terms of the Qwest Pension Plan applicable to such Transferred Employee as of the Closing Date, and (B) for a period provided by the applicable CBA, provides benefits for each union-represented Transferred Employee that are substantially identical to those provided by the Qwest Pension Plan based on terms of the Qwest Pension Plan applicable to such Transferred Employee as of the Closing Date. The Buyer Pension Plan shall be established and/or maintained for the benefit of each Transferred Employee (collectively, the "DEX PENSION PARTICIPANTS") who participated or had accrued benefits in the Qwest Pension Plan immediately prior to the Closing Date, and shall be (or remain) qualified under Section 401(a) of the Code, and the trust which is a part of the Buyer

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Pension Plan shall be exempt from tax under Section 501(a) of the Code. Each Dex Pension Participant who is a participant in the Qwest Pension Plan as of the Closing Date shall become a participant in the Buyer Pension Plan as of the Closing Date. The Buyer Pension Plan and the trust which is a part of such plan (and any successor to such plan and/or trust) shall provide (I) that with respect to assets transferred to the Buyer Pension Plan from the Qwest Pension Plan, such assets shall be held by the trust which is a part of the Buyer Pension Plan for the exclusive benefit of the participants in such plan, (II) that the accrued benefits as of the Closing Date of each Dex Pension Participant may not be decreased by amendment or otherwise, (III) that each Dex Pension Participant shall have the right to receive his or her benefit accrued through the Closing Date under the Qwest Pension Plan in any optional form available to such Dex Pension Participant with respect to such benefit provided under the Qwest Pension Plan, (IV) that during the periods set forth in the first sentence of this paragraph, each Transferred Employee shall accrue benefits thereunder pursuant to benefit formulas that satisfy such sentence, and (V) that each Dex Pension Participant shall be credited for service with Qwest and its Affiliates (or U S WEST, if applicable) for eligibility, vesting, early retirement, and, contingent upon the transfer of assets set forth below, benefit accrual and compensation earned with Qwest and its Affiliates (or U S WEST, if applicable) to the extent such service was credited under the Qwest Pension Plan. In addition to the foregoing, subject to the transfer of pension assets described in this Section 6.5(c), upon termination of employment with Buyer and its Affiliates, each Transferred Employee's accrued benefit under the Buyer Pension Plan shall be not less than the sum of (x) the benefit accrued based on service with Qwest and its Affiliates (or U S WEST, if applicable) through the Closing Date, determined on the basis of the benefit formula, rights and features of the Qwest Pension Plan as in effect on the Closing Date, but using such Transferred Employee's final years of compensation with Buyer or its Affiliates for this purpose (except to the extent that the Qwest Pension Plan provides, at the time of the Closing Date, that compensation has already been frozen for the Transferred Employee under the applicable formula), plus (y) the benefit accrued based on service following the Closing Date, determined on the basis of the benefit formula, rights and features of the Buyer Pension Plan as in effect from time to time; provided, however, that clauses (x) and (y) shall not restrict Buyer's right to amend or terminate the Buyer Pension Plan subsequent to expiration of the applicable periods set forth in the first sentence of this paragraph so long as accrued benefits as of the effective date of the amendment are not reduced.

                  (ii) As soon as practicable following the Closing Date, Seller shall cause its actuary to calculate the Accrued Liability (as defined in Section 6.5(c)(iv)) of the Dex Pension Participants as of the Closing Date. Seller shall cause to be transferred to a trust established by Buyer as part of the Buyer Pension Plan a combination of cash and readily tradable assets (as mutually agreed by Seller and Buyer) equal to the Accrued Liability for all Dex Pension Participants, determined as of the Closing Date pursuant to Section 6.5(c)(iv). For this purpose, the value of the assets shall be determined based on the audited reports of the trustee of the Qwest Pension Plan. The amount finally determined in accordance with the foregoing to be transferred from the Qwest Pension Plan to the Buyer Pension Plan shall be adjusted to take into account the actual investment return of the Qwest Pension Plan from the Closing Date until the date of the asset transfer (provided, that the investment return

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for the month in which the transfer occurs shall be deemed to be the average monthly rate on the Mellon Trust Short Term Interest Fund (STIF) in which the Qwest Pension Plan holds certain temporary cash funds from time to time), and shall be decreased by any benefit payment made to or with respect to the Dex Pension Participants under the Qwest Pension Plan during such period; it being understood that any benefits payable to a Dex Pension Participant who retires or terminates employment with Buyer and its Affiliates after the Closing Date and prior to the date of the asset transfer described herein and who is eligible to receive a distribution at such time shall be paid from the Qwest Pension Plan until the date of the transfer.

                  (iii) The transfer of assets from the Qwest Pension Plan to the Buyer Pension Plan shall be made as soon as practicable, but not later than 270 days after the Closing Date, following the determination pursuant to Section 6.5(c)(iv) of the applicable amount to be transferred in accordance with Section 6.5(c)(iv). Notwithstanding the foregoing, no transfer shall be made until such time as Seller has been provided evidence reasonably satisfactory to Seller that
(A) Buyer has established a trust as part of the Buyer Pension Plan, (B) that the Buyer Pension Plan satisfies the requirements for a qualified plan under
Section 401(a) of the Code and that such trust is exempt from tax under Section 501 (a) of the Code, and (C) Buyer has provided documentation regarding the tax-qualification of the Buyer Pension Plan; such documentation consisting of either (I) a favorable determination from the IRS, (II) a filed request for a determination that the Buyer Pension Plan is qualified under Section 401(a) of the Code and a written commitment from Buyer that it will make all amendments requested by the IRS to obtain a favorable determination letter, or (III) an opinion of counsel, reasonably acceptable to Seller, that the Buyer Pension Plan is qualified under Section 401(a) of the Code. Unless Seller and Buyer agree otherwise, all transfers shall occur on the last business day of a month. Seller's actuary shall be responsible for the required actuarial certification under Section 414(1) of the Code. Upon the transfer of assets described herein, Buyer and the Buyer's Pension Plan shall assume all liabilities and obligations of Seller and its Affiliates and the Qwest Pension Plan with respect to the Dex Pension Participants under or in connection with the Qwest Pension Plan, and Buyer shall become responsible for all benefits due under the Qwest Pension Plan with respect to each Dex Pension Participant as of the Closing Date (except for liabilities for such benefits as have been paid by the Qwest Pension Plan after the Closing Date and before the date of the asset transfer in accordance with the last sentence of Section 6.5(c)(ii)); for this purpose, liabilities shall include all accrued benefits within the meaning of Section 41 1 (d)(6) of the Code, all ancillary benefits (such as the death benefits set forth in Article VII of the Qwest Pension Plan and disability benefits set forth in Appendix J thereof) and any other benefits, including enhanced retirement pension benefits under Appendix R or additional defined lump sum benefits under Appendix S of the Qwest Pension Plan.

                  (iv) The term "ACCRUED LIABILITY" shall mean the amount calculated in accordance with the actuarial assumptions and methods used by the Qwest Pension Plan as of the date hereof to calculate the "current liability" under Section 412(1)(9)(C) of the Code, as set forth in Section 6.5(c) of Seller's Disclosure Schedule, but using a discount rate equal to the discount rate that would be used by the Qwest Pension Plan as of the date hereof to compute a lump sum distribution from the Plan consistent with Section 417(e)(3)

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of the Code, and the amount expressly called for to be transferred pursuant to this Section 6.5(c) shall be adjusted to the extent necessary for the required approval of any Governmental Entity (including the IRS and the PBGC) and to satisfy Section 414(1) of the Code as well as Section 4044 of ERISA. The Accrued Liability shall be agreed upon by an enrolled actuary designated by Seller and an enrolled actuary designated by Buyer each of whom shall be provided with information reasonably necessary to calculate the Accrued Liability in all material respects and to verify that such calculation has been performed in a manner consistent with accepted actuarial practices and the terms of this Agreement. If there is a good faith dispute between Seller's actuary and Buyer's actuary as to the amount to be transferred to the Buyer's Pension Plan under this Agreement and such dispute remains unresolved for 14 days, the chief financial officers of Seller and Buyer shall endeavor to resolve the dispute. If such dispute remains unresolved for 30 days, Seller and Buyer shall select and appoint a third actuary who is mutually satisfactory to both Seller and Buyer. The reasoned written decision of such third party actuary shall be rendered within 30 days and shall be conclusive as to any dispute for which such actuary was appointed. The cost of such third party actuary shall be divided equally between Seller and Buyer. Each of Seller and Buyer shall be responsible for the cost of its own actuary.

                  (v) Buyer shall use its best efforts to qualify the Buyer Pension Plan under Section 401(a) of the Code. Buyer and Seller shall reasonably cooperate to make any and all filings and submissions to the appropriate Governmental Entities required or appropriate to be made by Buyer or Seller in order to effectuate the provisions of this Section 6.5(c), including (A) IRS Form 5310-A in respect of the transfers of assets, and (B) if the transactions contemplated by this Agreement constitute a "reportable event," as that term is defined in Section 4043 of ERISA, as to which notices would be required to be filed with the PBGC, timely notification to the PBGC and the submission of all reports required in connection therewith.

         (d) Retiree Welfare Benefits. Effective as of the Closing Date, Buyer shall cause each Transferred Employee and his or her spouse and dependents to be provided retiree medical, health and life benefits upon his or her retirement from Buyer or its Affiliates after meeting applicable eligibility conditions. With respect to each such union-represented Transferred Employee, the retiree medical, health and life benefits and eligibility conditions shall be substantially identical to the benefits and eligibility conditions required under the applicable CBA and the Seller Benefit Plans immediately prior to the Closing Date, and shall be provided for the period required under such CBA. With respect to each other Transferred Employee, the retiree medical, health and life benefits and eligibility conditions shall be substantially comparable to those provided by Seller or its Affiliates under the Seller Benefit Plans immediately prior to the Closing Date; Buyer shall cause these retiree welfare benefits to be maintained for the duration prescribed by the applicable Seller Benefit Plan as in effect immediately prior to the Closing Date; provided, however, that after December 31, 2003, Buyer and its Affiliates may change or modify these retiree medical, health and life benefits to the extent permitted by applicable Law.

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         (e) COBRA. Seller will be responsible for making continuation coverage under Section 4980B of the Code and Sections 601-608 of ERISA ("COBRA") available to any Employee and any eligible spouse or dependent of an Employee who experiences a "qualifying event," as defined in Code Section 4980B(f)(3), on or before the Closing. Buyer will be responsible for making continuation coverage under COBRA available to any Transferred Employee and any eligible spouse or dependent of a Transferred Employee who experiences a "qualifying event," as defined in Code Section 4980B(f)(3), after the Closing.

         (f) Nonqualified Plans. Buyer shall assume all liabilities and obligations of Seller and its Affiliates with respect to each Transferred Employee under or in connection with the Seller Benefit Plans that are excess benefit plans or nonqualified defined benefit pension plans. Seller shall retain all liabilities and obligations with respect to the Transferred Employees under or in connection with any Seller Benefit Plan that is a nonqualified defined contribution benefit plan.

         (g) Third-Party Limitations. Nothing expressed or implied in this
Section 6.5 shall confer upon any current or former Employee, any Transferred Employee, any spouse or dependent or legal representative of an Employee or Transferred Employee, or any labor union or bargaining representative, any rights or remedies, including any right to employment or continued employment for any specified period, or any benefits other than under the express terms of an applicable employee benefit plan.

         6.6 LIQUIDATED DAMAGES. The parties acknowledge and agree that Buyer would not have entered into this Agreement if the Qwest Parties and Qwest Corporation had not simultaneously agreed to be bound by the Publishing Agreement and the Noncompetition Agreement. Therefore, an event giving rise to the payment of Publisher Liquidated Damages or Service Area Default Liquidated Damages (as such terms are defined in the Publishing Agreement and the Noncompetition Agreement) will be deemed to constitute a material breach of this Agreement (with solely the remedies provided in the Publishing Agreement and Noncompetition Agreement), and the parties intend that any payment of Publisher Liquidated Damages or Service Area Default Liquidated Damages for breach of either of such agreements shall be treated as an adjustment to the Purchase Price.

                                   ARTICLE VII
                             CONDITIONS OF PURCHASE

         7.1 GENERAL CONDITIONS. The obligations of the parties to effect the Closing will be subject to the following conditions, unless waived in writing by both parties:

         (a) No Law or Order will have been enacted, entered, issued, promulgated or enforced by any Governmental Entity at what would otherwise be the Closing Date that prohibits the Transactions;

         (b) All Approvals and Permits that are listed on Section 7.l(b) of Seller's Disclosure Schedule will have been received or obtained on or before the Closing Date; and

         (c) The waiting period under the HSR Act, if applicable to the consummation of the Transactions, will have expired or been terminated.

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         7.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to effect the Closing will be subject to the following conditions, unless waived in writing by Buyer:

         (a) The representations and warranties of the Qwest Parties in this Agreement which are not modified by materiality or Material Adverse Effect will be true in all material respects on the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true in all material respects as of such date), and the representations and warranties of the Qwest Parties in this Agreement which are modified by materiality or Material Adverse Effect will be true on the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true as of such date);

         (b) The Qwest Parties will have performed in all material respects all obligations and complied with all covenants and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by them on or before the Closing Date;

         (c) Each of the Qwest Parties and Qwest Corporation shall, both immediately before and after consummation of the Transactions, not be Insolvent.

         (d) Seller will have obtained and provided to Buyer all Third Party Consents listed in Section 7.2(d) of Seller's Disclosure Schedule;

         (e) The officers of Company listed in a letter to be delivered by Buyer to Seller not less than 3 days before the Closing Date (the "RESIGNING OFFICERS") will have submitted their resignations in writing or will otherwise have been removed from office, effective as of the Closing Date;

         (f) Seller will have delivered to Buyer a certificate of Seller in form and substance reasonably satisfactory to Buyer, dated the Closing Date and signed by an executive officer of Seller, to the effect that the conditions in the foregoing paragraphs (a), (b) and (c) have been satisfied;

         (g) Seller and its Affiliates, as applicable, will have executed and delivered to Buyer the Transaction Documents and Commercial Agreements (including, if agreed to by the parties pursuant to Section 5.12, the Master Sales Agent Agreement) to which such Persons are a party and such agreements shall be in full force and effect (excluding any failure of a Commercial Agreement to which Buyer is a party to be in full force and effect as a result of any action or inaction by Buyer);

         (h) Seller will have executed and delivered to Buyer a signature and incumbency certificate in form and substance reasonably satisfactory to Buyer with respect to the Persons executing the Transaction Documents and Commercial Agreements on behalf of Seller;

         (i) The contributions of the assets pursuant to the Contribution Agreement and the IP Contribution Agreement shall have been consummated in all material respects;

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         (j) The financial institutions party to the Debt Financing Commitment Letter shall have consummated the Debt Financing required in connection with the Closing in accordance with the terms thereof;

         (k) The Qwest Parties will have granted to Buyer the Performance Security Interests in the Performance Collateral and the Proceeds of the Performance Collateral in accordance with Section 8.2(b) of this Agreement;

         (l) Seller shall have delivered a copy of the fairness opinions rendered to the Qwest Parties with respect to the Transactions by each of Lehman Brothers Inc. and Merrill Lynch & Co., Inc.;

         (m) The Buyer shall have received from one or more counsels to the Qwest Parties, as specified in Section 7.2(m) of Seller's Disclosure Schedule, legal opinions with respect to the matters set forth in Section 7.2(m) of Seller's Disclosure Schedule, addressed to Buyer and dated as of the Closing Date; and

         (n) Both (i) sufficient Third Party Consents shall have been obtained and/or Company shall be able to replace such Contracts on commercially reasonable terms such that Company can conduct the Transferred Business in the same manner and substantially on the same terms and conditions as currently conducted by Seller and (ii) the Dexter IP Products Condition shall have been satisfied unless the failure to consummate the transactions that would satisfy such condition was a result of action or inaction by Buyer inconsistent goals or with the undertakings contemplated in Section 5.18 of Exhibit P.

         7.3 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to effect the Closing will be subject to the following conditions, unless waived in writing by Seller:

         (a) The representations and warranties of Buyer in this Agreement which are not modified by materiality or Buyer Material Adverse Effect will be true in all material respects on the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true in all material respects as of such date), and the representations and warranties of Buyer in this Agreement which are modified by materiality or Buyer Material Adverse Effect will be true on the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true as of such date);

         (b) Buyer will have performed in all material respects all obligations and complied with all covenants and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it on or before the Closing Date;

         (c) Buyer shall, upon consummation of the Transactions, not be Insolvent.

         (d) Buyer will have delivered to Seller a certificate of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by an executive officer of Buyer, to the effect that the conditions in the foregoing paragraphs (a), (b) and (c) have been satisfied;

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         (e) Buyer will have obtained and provided to Seller all Third Party Consents listed in Section 7.3 of Buyer's Disclosure Schedule;

         (f) Buyer will have executed and delivered to Seller the Transaction Documents and Commercial Agreements (including, if agreed to by the parties pursuant to Section 5.12, the Master Sales Agent Agreement) to which Buyer is a party and such agreements shall be in full force and effect (excluding any failure of a Commercial Agreement to which a Qwest Party is a party to be in full force and effect as a result of any action or inaction by any Qwest Party);

         (g) Buyer will have executed and delivered to Seller a signature and incumbency certificate in form and substance reasonably satisfactory to Seller with respect to the Persons executing the Transaction Documents and Commercial Agreements on behalf of Buyer; and

         (h) The Qwest Parties shall have received from Latham & Watkins, counsel to Buyer, a legal opinion with respect to the matters set forth in
Section 7.3(h) of Buyer's Disclosure Schedule, addressed to the Qwest Parties and dated as of the Closing Date.

                                  ARTICLE VIII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

         8.1 TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement and the Transactions may be terminated at any time before the Closing as follows and in no other manner:

         (a) By mutual consent in writing of Buyer and Seller;

         (b) By either Seller or Buyer if any Governmental Entity has issued an Order or taken any other actions (which the parties will use their commercially reasonable efforts to lift), in either case permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action becomes final and nonappealable;

         (c) By Buyer upon written notice to Seller if any event occurs or condition exists that would render impossible the satisfaction on or before the Termination Date of one or more conditions to the obligations of Buyer to consummate the Closing contemplated by this Agreement as set forth in Article VII;

         (d) By Seller upon written notice to Buyer if any event occurs or condition exists that would render impossible the satisfaction on or before the Termination Date of one or more conditions to the obligations of Seller to consummate the Closing contemplated by this Agreement as set forth in Article VII;

         (e) By Buyer upon written notice to Seller if Seller materially breaches this Agreement and fails to cure such breach within 30 days after receiving notice from Buyer; provided, that failure to cure such breach constitutes a Material Adverse Effect;

         (f) By Seller upon written notice to Buyer if Buyer materially breaches this Agreement and fails to cure such breach within 30 days after receiving notice from Seller; provided, that failure to cure such breach constitutes a Material Adverse Effect;

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         (g) By either Seller or Buyer upon written notice to the other within five Business Days after the delivery of the Transferred Business Audited Financial Statements, if an EBITDA Terminating Event occurs;

         (h) By Seller or Buyer at any time after December 15, 2002 if the Closing shall not have occurred on or prior to such date, unless extended by mutual consent in writing of Buyer and Seller (such date, as extended, the "TERMINATION DATE"); provided that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(h) if such party's breach or failure to fulfill any obligation under this Agreement has been the proximate cause of, or resulted in, the failure of the Closing to occur by such date; or

         (i) Automatically, without any action on the part of any Person, if, in any proceeding before any Governmental Entity, any Qwest Party proposes, consents or acquiesces to, or is required to participate in, the initiation, solicitation or facilitation of the making of any proposal or offer with respect to any Person relating to any acquisition, recapitalization, business combination or purchase of all or a material portion of the Transferred Business or is required by Law to do any of the foregoing.

         8.2 EFFECT OF TERMINATION.
             ---------------------

         (a) In the event of the termination of this Agreement pursuant to
Section 8.1, this Agreement and the Transaction Documents shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective stockholders or directors or officers in respect thereof or with respect to the Transactions contemplated hereby; provided that the obligations of the parties contained in this Section 8.2, Section 10.9 and Section 10.12 shall survive any such termination. A termination under Section 8.1 shall not relieve any party of any liability for any material misrepresentation under this Agreement or any material breach of a covenant, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such material misrepresentation or material breach of covenant.

         (b) To ensure that Buyer has an adequate remedy for any breaches by the Qwest Parties of their obligations pursuant to this Agreement and the Rodney Purchase Agreement, as and when due, upon the Closing Date, the Qwest Parties will grant, convey, pledge, assign and transfer to Buyer a security interest (the "PERFORMANCE SECURITY INTEREST") in, all right, title and interest of the Qwest Parties in and to assets to be conveyed to Rodney LLC in connection with the Rodney Contribution Agreement and the Rodney Purchase Agreement and which are subject to the granting and perfection of security interests under Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC") (other than (x) any receivables that are part of such assets and (y) any assets located in the states of Arizona, Utah and Washington) (such assets being, collectively, the "PERFORMANCE COLLATERAL") and the Proceeds of the Performance Collateral to secure not more than $100 million of Losses incurred by Buyer as a result of any such breach, which security interest will be "silent", junior and subordinated as and to the extent required by third party lenders to whom a first, second or other senior priority security interest in such assets is granted in favor of holders of senior secured obligations in an aggregate principal funded amount of up to $3,880,000,000 outstanding from time to time (the "SENIOR DEBT"). Seller shall be entitled from time to time to substitute other collateral for the Performance Collateral; provided that such

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other collateral is reasonably equivalent in value to the performance Collateral and otherwise reasonably acceptable to Buyer. Buyer shall be entitled to file, or have filed on its behalf, duly executed financing statements containing a correct description of the Performance Collateral for filing in every governmental office in every state, county and other jurisdiction in which the principal or any other place of business or the chief executive office of any of the Qwest Parties, or any portion of the Performance Collateral, is located and in each jurisdiction in which such action is necessary to establish a valid and perfected lien in favor of Buyer, which lien may be perfected by filing under the UCC. Buyer shall perform such acts as are necessary, or that the Qwest Parties may reasonably request, including without limitation the execution and delivery of subordination and intercreditor agreements with the holders of the Senior Debt in order to properly reflect the priority and rights related to the Performance Security Interest as contemplated by this Section 8.2(b). The Qwest Parties shall, at their own expense, perform such acts as may be necessary, or that Buyer may reasonably request at any time, to ensure the attachment, perfection and relative priority of the Performance Security Interest or to carry out the intent of this Section 8.2(b). Upon the closing of the transactions contemplated by the Rodney Purchase Agreement or within 30 days of the earlier termination of the Rodney Purchase Agreement, Buyer shall, at Buyer's expense, perform such acts as may be necessary, or that the Qwest Parties may reasonably request at any time, to ensure the proper recording of the termination of the Performance Security Interest or to carry out the intent of this Section 8.2(b); provided, however, that, in the event that within 30 days after the termination of the Rodney Purchase Agreement, Buyer asserts, in writing and with reasonable specificity, a claim against one or more of the Qwest Parties alleging the failure of any of the Qwest Parties to make any payment or perform any of their obligations pursuant to this Agreement or the Rodney Purchase Agreement, Buyer's obligation to cause the Performance Security Interest to be released shall be deferred until such claim has been resolved except that (i) the Performance Security Interest shall be released prior to the resolution of such claim if Buyer fails to diligently prosecute such claim or
(ii) the Performance Security Interest shall be released to the extent that the value of the Performance Collateral and the Proceeds at any time exceeds the amount of Buyer's claim.

         (c) Without limiting any other rights of Buyer under this Agreement, if the Closing does not occur for any reason other than as a result, in whole or in part, of a breach of this Agreement or any other Transaction Document by Buyer, within five Business Days of receipt of a reasonably itemized list of Buyer's Reimbursable Expenses, the Qwest Parties shall pay to Buyer an aggregate amount equal to the Reimbursable Expenses by wire transfer of immediately available funds to an account designated in writing by Buyer at the time it provides such itemized list.

         8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. The representations, warranties and agreements contained in or made pursuant to this Agreement shall survive the Closing and shall expire upon the 18 month anniversary of the Closing, except that (a) the representations and warranties contained in Sections 3.9 (Tax Returns and Reports) and 3.17 (Employee Benefits) shall survive until three months after the expiration of the applicable statute of limitations; provided that if there is no statute of limitations applicable to any such representation or warranty such representation or warranty shall expire upon the third anniversary of the Closing, (b) the representations and warranties contained in Sections 3.1 (Organization and Related Matters), 3.2(a) (Authorization), 3.2(b) (No Conflicts, but only with respect to the last

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sentence and only as it relates to State PUC Laws), 3.5 (Capitalization), 3.13 (No Brokers or Finders), 3.15 (LCI), 3.24 (Contribution Agreement), 4.1 (Organization and Related Matters), 4.2(a) (Authorization) and 4.7 (No Brokers or Finders) shall remain in full force and effect indefinitely, and (c) the agreements contained herein (including the covenants in Article VI) and in the other Transaction Documents that require performance after Closing (the "POST-CLOSING COVENANTS") will survive and remain in full force and effect indefinitely. Article IX shall survive the Closing and shall remain in effect
(a) with respect to Sections 9.1 (a) and 9.2(a), so long as the relevant representations survive, (b) with respect to breaches of pre-Closing covenants, for one year after the Closing, and (c) with respect to Sections 9.1 (b) (Post-Closing Covenants only), 9.l(c), 9.l(d), 9.l(e), 9.2(b) (Post-Closing Covenants only), 9.2(c) and 9.2(d), indefinitely. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period but is being diligently pursued shall continue to be covered by Article IX notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 OBLIGATIONS OF QWEST PARTIES. From and after the Closing, the Qwest Parties agree to indemnify and hold harmless Buyer, Company and their respective directors, officers, employees, Affiliates, agents and assigns (the "BUYER INDEMNIFIED PERSONS"), jointly and severally, from and against any and all Losses based upon or arising from:

         (a) any inaccuracy, as of the date hereof or as of the Closing Date, in any of the representations and warranties made by any Qwest Party in this Agreement (except to the extent such representations and warranties by their terms speak as of another date, in which case, this Section 9.1 (a) shall be limited to inaccuracy as of such date); or

         (b) any failure to perform in any material respect any covenant or agreement of any Qwest Party contained in this Agreement or any Transaction Document; or

         (c) the operation of LCI prior to the Closing; or

         (d) the Excluded Liabilities; or

         (e) any other matter as to which any of the Qwest Parties in other provisions of this Agreement has expressly agreed to indemnify Buyer or, subsequent to Closing, Company.

         9.2 OBLIGATIONS OF BUYER. From and after the Closing, Buyer agrees to indemnify and hold harmless the Qwest Parties and each of their respective directors, officers, employees, Affiliates, agents and assigns (the "SELLER INDEMNIFIED PERSONS"), jointly and severally, from and against any Losses based upon or arising from:

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         (a) any inaccuracy, as of the date hereof or as of the Closing Date, in any of the representations and warranties made by Buyer in this Agreement (except to the extent such representations and warranties by their terms speak as of another date, in which case, this Section 9.2(a) shall be limited to inaccuracy as of such date); or

         (b) any failure to perform in any material respect any covenant or agreement of Buyer contained in this Agreement or any Transaction Document; or

         (c) any claim arising on or after the Closing Date relating to the conduct of the Transferred Business or any action of Company on or after the Closing Date (other than any claim brought against any Qwest Party or Qwest Corporation with respect to services provided pursuant to any Commercial Agreement with all such claims to be resolved in accordance with the terms of the applicable Commercial Agreement or any claim arising from a Qwest Party breach of this Agreement or the Transaction Documents); or

         (d) any other matter as to which Buyer in other provisions of this Agreement has expressly agreed to indemnify any Qwest Party.

         9.3 PROCEDURE.
             ---------

         (a) Any party seeking indemnification with respect to any Loss (the "INDEMNIFIED PARTY") will promptly notify the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY") in accordance with Section 10.11. Notwithstanding the foregoing, the failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and to the extent that the Indemnifying Party has been prejudiced thereby in defending against such claim.

         (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party (other than a claim for Taxes addressed in Section 6.1(e)(i)) (a "THIRD-PARTY CLAIM"), the Indemnified Party will, upon notice of the claim or demand, promptly notify the Indemnifying Party, and the Indemnifying Party will defend and/or settle any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not promptly defend or settle any such claims, the Indemnified Party will have the right to control any defense or settlement, at the expense of the Indemnifying Party. No claim will be settled or compromised without the prior written consent of each party to be affected by such settlement or compromise, with such consent not being unreasonably withheld. The Indemnified Party will at all times also have the right to participate fully in the defense. Such participation shall be at the defense of the Indemnified Party unless the Indemnified Party shall have been advised by counsel retained by the Indemnifying Party that representation of the Indemnified Party by counsel provided by the Indemnifying Party would be inappropriate due to actual conflicting interests between the Indemnifying Party and the Indemnified Party, including situations in which there are one or more substantial legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party. The parties will cooperate in the defense of all Third-Party Claims that may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

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         (c) [Reserved]

         (d) If the Indemnified Party has a claim against the Indemnifying Party that does not involve a Third-Party Claim (an "INTER-PARTY CLAIM"; and together with a Third-Party Claim, an "INDEMNIFIABLE CLAIM"), the Indemnified Party will notify the Indemnifying Party with reasonable promptness of the claim, specifying the nature, estimated amount and the specific basis for the claim. The Indemnifying Party will respond within 45 days of receipt of the notice of an Inter-Party Claim. If the Indemnifying Party fails to respond, the estimated amount of the claim specified by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party timely disputes the claim, the Indemnified and the Indemnifying Party will negotiate in good faith to resolve the dispute, and if not resolved, either party may pursue whatever remedies it may have.

         (e) If any Loss is covered by insurance, the Indemnified Party will use good faith efforts to exhaust claims against the applicable policies. The provisions of this Article IX are subject to the rights of any Indemnified Party's insurer that may be defending any such claim. If the Indemnifying Party makes any payment hereunder of a Loss, the Indemnifying Party will be subrogated, to the extent of the payment, to the rights of the Indemnified Party against any insurer or third party with respect to the Loss. The Indemnifying Party shall pay all costs and expenses for pursuing any claims hereunder. Notwithstanding the foregoing, Buyer and Seller acknowledge and agree that, with respect to Indemnifiable Claims, the Indemnified Party may seek payment directly against the Indemnifying Party, without having first to pursue its claims against an insurer, if such Loss is (and following receipt of a payment from such insurer, the Indemnified Party will remain) covered by the Indemnified Party's insurance. If an Indemnifying Party pays the Loss directly to the Indemnified Party, the Indemnified Party will use commercially reasonable efforts to assist the Indemnifying Party in pursuing any claims against the applicable policies.

         (f) Tax Adjustments.
             ---------------

                  (i) Any amount otherwise payable by an Indemnifying Party to or on behalf of an Indemnified Party pursuant to this Agreement shall be reduced (at the time and in the manner discussed in Section 9.3(f)(ii) below) by any actual Tax benefit arising from the payment of the claim that gave rise to the Indemnifying Party making an indemnity payment. If an Indemnified Party realizes any such Tax benefit, then such Indemnified Party shall pay an amount to the Indemnifying Party equal to the Tax benefit realized, provided that in the event an amount payable by the Indemnifying Party is reduced by the amount of such Tax benefit and there is a disallowance of such Tax benefit by a taxing authority (based upon a reasonable and good faith determination by the Indemnified Party) such that the Indemnified Party is not entitled to all or any portion of such Tax benefit, then the Indemnifying Party shall pay to the Indemnified Party the amount of the Tax benefit that was disallowed.

                  (ii) A Tax benefit will be considered to be realized for purposes of this Section 9.3(f) on (A) the date on which the Tax benefit is received as a refund of Taxes, or (B) to the extent that the Tax benefit is not received as a refund of Taxes but rather is claimed as an item that reduces liability for Taxes (on a with and without basis), the due date (including extensions) of the Tax Return that reflects such change in liability for Taxes.

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Notwithstanding anything herein to the contrary, the Indemnified Party shall determine whether, for purposes of this Section 9.3, a Tax benefit is available to the Indemnified Party in respect of the relevant indemnifiable claim, provided that such determination shall be reasonable and shall be made in good faith. The Indemnifying Party shall have opportunity to reasonably review the Indemnified Party's calculation of the Tax benefit realized (including a calculation pursuant to which it is determined that there is no Tax benefit available to the Indemnified Party), provided that such review shall in no event relate to the Indemnified Party's determination of how to report any items on its Tax Return. The Indemnifying Party's review of the Indemnified Party's calculation may include review of relevant parts of the Indemnified Party's Tax Return, provided such review of the Tax Return does not materially adversely affect the Indemnified Party.

         (g) All payments made pursuant to Section 6.1 or this Article IX (other than a payment based on an obligation arising under Section 6.1(c)) shall be treated as adjustments to the purchase price for the LLC Interests.

         9.4 INDEMNIFICATION THRESHOLD: MAXIMUM LOSSES.

         (a) Except with respect to Losses arising from or related to Seller's breach of Sections 3.1 (Organization and Related Matters), 3.2(a) (Authorization), 3.2(b) (No Conflicts, but only with respect to the last sentence and only as it relates to State PUC Laws), 3.5 (Capitalization), 3.9 (Taxes), 3.13 (No Brokers or Finders), 3.15 (LCI) and 3.24 (Contribution Agreement), the Qwest Parties will have no liability for any Losses incurred by any Buyer Indemnified Person with respect to any individual claim or series of related claims under Section 9.1 (a) unless the amount of Losses (not otherwise indemnified) resulting therefrom exceeds $500,000 (the "INCLUDED CLAIMS") and the aggregate amount of all Included Claims exceeds $20,625,000 and in such event, the Qwest Parties shall be responsible for only the amount in excess of such amount.

         (b) Except with respect to Losses arising from or related to Seller's breach of Sections 3.1 (Organization and Related Matters), 3.2(a) (Authorization), 3.2(b) (No Conflicts, but only with respect to the last sentence and only as it relates to State PUC Laws), 3.5 (Capitalization), 3.9 (Taxes), 3.13 (No Brokers or Finders) and 3.15 (LCI), the Qwest Parties will have no liability for Losses incurred by Buyer Indemnified Persons under Section 9.1(a), whether resulting from an action for indemnification or otherwise, to the extent the aggregate Losses incurred thereunder, including any Losses previously recovered, exceed $550,000,000.

         (c) Except with respect to Section 3.6, for purposes of Section 9.l(a) and 9.2(a), representations and warranties in this Agreement will be deemed to have been made without giving effect to any limitation of "in all material respects" or based on Material Adverse Effect or Buyer Material Adverse Effect set forth therein.

         9.5 COOPERATION. In connection with any Indemnifiable Claim, the Indemnified Party will cooperate in all reasonable requests of the Indemnifying Party.

         9.6 EXCLUSIVE REMEDY. Except for (a) claims arising out of any breach of the Confidentiality Agreement, (b) claims for fraud and (c) as provided in
Section 10.16, the remedies provided for in this Article IX (including this Section 9.6) shall constitute the exclusive remedy for any post-Closing claims

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made for breach of this Agreement, the other Transaction Documents or in connection with the Transactions (other than Transactions governed by the Commercial Agreements), and each of the parties hereto agrees not to bring any Action, at law, in equity or otherwise, against any other party or its Affiliates in respect of any breach of this Agreement, the other Transaction Documents or in connection with the Transactions (other than Transactions governed by the Commercial Agreements). Without limiting the foregoing, Buyer waives any right to assert a breach by Seller of the Contribution Agreement or the IP Contribution Agreement following the Closing, but without prejudice to the right of Buyer, Company and their Affiliates to be indemnified for Excluded Liabilities under Section 9.1(d) or breaches of Section 3.24. In no event shall the mere inaccuracy of a representation or warranty itself be used as evidence of or deemed to constitute bad faith, misconduct or fraud. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 9.6.

         9.7 DAMAGES. Notwithstanding any provision of this Agreement to the contrary, neither party shall be entitled in connection with any breach or violation of this Agreement or otherwise in connection with the Transactions contemplated by this Agreement to recover any punitive, exemplary or other special damages; provided that the parties shall be permitted to recover indirect, incidental or consequential damages to the extent, but only to the extent, such indirect, incidental or consequential damages are caused by and are a reasonably foreseeable result of such breach or violation and provided further that the parties shall be entitled to the remedies provided in the Commercial Agreements. The foregoing shall not limit the right of either party to indemnification in accordance with the provisions of this Article IX with respect to all components of any claim, settlement, aware or judgment against such party by any unaffiliated third party. Nothing in this Agreement shall be deemed to create any presumption that the EBITDA Multiplier is to be used in the computation of any amount which a party is entitled to recover under this Agreement.

         9.8 RELATIONSHIP TO RODNEY PURCHASE AGREEMENT. Notwithstanding anything to the contrary contained herein, Buyer acknowledges that any fact, matter or circumstance that is or may constitute an "Indemnifiable Claim" under the Rodney Purchase Agreement may only be asserted as a claim under Article IX of the Rodney Purchase Agreement (subject to the terms and conditions of such Article) and may not be asserted as an Indemnifiable Claim under this Agreement.

                                    ARTICLE X
                                     GENERAL

         10.1 AMENDMENTS: WAIVERS. Except as expressly provided herein, this Agreement, any attached Disclosure Schedule, Schedule or Exhibit and each of the other Transaction Documents may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any other Transaction Document will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

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         10.2 SCHEDULES; EXHIBITS; INTEGRATION. Each Disclosure Schedule, Schedule and Exhibit delivered pursuant to the terms of this Agreement must be in writing and will constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Seller (in the case of the Seller's Disclosure Schedule) or Buyer (in the case of the Buyer's Disclosure Schedule) that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. This Agreement, together with such Disclosure Schedules, Schedules, Exhibits, Transaction Documents and the Commercial Agreements constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         10.3 FURTHER ASSURANCES. Each party shall use all commercially reasonable efforts to cause all conditions to its and the other party's obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the Transactions shall be effected substantially in accordance with its terms as soon as reasonably practicable. Without limiting the generality of the foregoing, (a) the parties shall cooperate with each other in such actions and in securing any requisite Approvals and Permits and (b) each party shall execute and deliver, both before and after the Closing, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions or to evidence such events or matters.

         10.4 GOVERNING LAW. This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

         10.5 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations under it are assignable by one party without the prior written consent of the other party; provided, however, that following the Closing, Buyer may assign its rights under this Agreement in whole or in part to any purchaser of all or a portion of the Transferred Business. Any such assignment without the prior written consent of the other party shall be void ab initio. Notwithstanding anything to the contrary in this Section 10.5, upon written notice to Seller, Buyer shall, without the consent of the Qwest Parties, be permitted to (x) assign this Agreement and the rights and obligations under it
(a) to its lenders for collateral security purposes, or (b) to a wholly-owned subsidiary of Buyer; provided, however, that, in the event of any such assignment, Buyer shall remain liable in full for the performance of its obligations hereunder and the assignee shall execute a document in form and substance reasonably acceptable to Seller to signify the consent of Buyer's assignee to the obligations of Buyer hereunder on a joint and several basis or
(y) change its status from a limited liability company to a corporation.

         10.6 HEADINGS. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         10.7 COUNTERPARTS. This Agreement and any amendment hereto or any other Transaction Document may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party.

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         10.8 PUBLICITY AND REPORTS. Seller and Buyer will coordinate all publicity relating to the Transactions, and no party will issue any press release, publicity statement or other public notice relating to this Agreement or the Transactions without first obtaining the written consent of the other party to the issuance of such release, statement or notice (which consent may not be unreasonably withheld, conditioned or delayed); provided that to the extent that independent legal counsel to Seller or Buyer, as the case may be, shall deliver a written opinion to the other party that a particular action is required by applicable Law, the parties shall be obligated only to use commercially reasonable efforts to consult with the other party prior to issuing any such press release, publicity statement or other public notice. Each party shall obtain the prior consent of the other party to the form and content of any information included in any application, report or response made to any Governmental Entity or which relates to this Agreement.

         10.9 CONFIDENTIALITY. Each of Seller and Buyer agrees that all non-public, confidential information so received from the other party is deemed received pursuant to the confidentiality agreements dated as of April 22, 2002 and April 24, 2002 between an Affiliate of Seller and Affiliate of Buyer (the "CONFIDENTIALITY AGREEMENTS"), and each party will, and will cause its representatives (as defined in the Confidentiality Agreements) to, comply with the provisions of the Confidentiality Agreements with respect to such information, and the provisions of the Confidentiality Agreements are hereby incorporated by reference with the same effect as if fully set forth herein.

         10.10 PARTIES IN INTEREST. This Agreement is binding upon and will inure to the benefit of each party and their respective successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         10.11 NOTICES. Any notice or other communication hereunder must be given in writing and: (a) delivered in Person; (b) transmitted by facsimile or other telecommunications mechanism; (c) delivered via an overnight courier service of national reputation; or (d) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

                If to Buyer, addressed to:

                Dex Holdings LLC
                c/o The Carlyle Group
                520 Madison Avenue
                41 st Floor
                New York, New York 10022
                Attention: James A. Attwood, Jr.
                Fax: (212) 381-4901

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                With a copy to:

                The Carlyle Group
                520 Madison Avenue
                41st Floor
                New York, New York 10022
                Attention: James A. Attwood, Jr.
                Fax: (212) 381-4901

                Welsh, Carson, Anderson & Stowe
                320 Park Avenue
                Suite 2500
                New York, New York 10022-6815
                Attention: Anthony J. deNicola
                Fax: (212) 893-9548

                Latham & Watkins
                885 Third Avenue
                Suite 1000
                New York, New York 10022
                Attention: R. Ronald Hopkinson, Esq.
                Fax: (212) 751-4864

                If to Seller, QSC or Qwest, addressed to:

                c/o Qwest Communications International Inc.
                1801 California Street
                Denver, Colorado 80202
                Attention: General Counsel
                Fax: (303) 296-5974

                With a copy to:

                O'Melveny & Myers LLP
                1999 Avenue of the Stars
                Suite 700
                Los Angeles, California 90067
                Attention: Steven L. Grossman, Esq.
                Fax: (310) 246-6779

or to such other address or to such other Person as Seller, QSC, Qwest or Buyer has last designated by such notice to the other parties. Each such notice or other communication will be effective: (i) if given by facsimile or other telecommunication, when transmitted to the applicable number so specified in this Section 10.11 and an appropriate confirmation is received; (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as above; (iii) if given by overnight courier service of national reputation, one day after such communication is deposited with such courier service; or (iv) if given by any other means, when actually received at such address.

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         10.12 EXPENSES. Qwest, QSC, Seller and Buyer will each pay its own expenses incident to and Buyer's evaluation of Qwest, QSC, Seller, Company and the Transferred Business and the negotiation, preparation and performance of this Agreement, the Transaction Documents and the Transactions, including the fees, expenses and disbursements of their respective investment bankers, accountants and counsel, except as agreed in Section 8.2(c).

         10.13 WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

         10.14 REPRESENTATION BY COUNSEL; INTERPRETATION. Seller and Buyer each acknowledge that it has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

         10.15 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable and provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

         10.16 WAIVER OF JURY TRIAL: EQUITABLE RELIEF.
               --------------------------------------

         (a) The parties irrevocably waive trial by jury in any Action relating to this Agreement or any other Transaction Document and for any counterclaim with respect thereto.

         (b) In the event of any breach of the provisions of this Agreement or any of the other Transaction Documents, the non-breaching party shall be entitled to seek equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect thereto at law or in equity.

         10.17 ARBITRATION. Any dispute, controversy or claim arising under or related to this Agreement or any of the Transaction Documents, regardless of the legal theory upon which it is based, will be settled by final, binding arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss.1 et seq., in accordance with the American Arbitration Association Commercial Arbitration Rules. Nothing herein shall, however, prohibit a party from seeking temporary or preliminary injunctive relief in a court of competent jurisdiction. In any arbitration, the number of arbitrators shall be three, each of Qwest, QSC and Seller, on the one hand, and Buyer, on the other hand, having the right to appoint one arbitrator, who shall together appoint a third neutral arbitrator

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within 30 days after the appointment of the last party-designated arbitrator. All arbitration proceedings shall take place in Denver, Colorado. Only damages allowed pursuant to this Agreement may be awarded and the arbitrators shall have no authority to award special, punitive, exemplary, consequential, incidental or indirect losses or damages, including any damages relating to loss of profit or business opportunity, except as expressly provided in Section 9.7. Judgment upon any award granted in a proceeding brought pursuant hereto may be entered in any court of competent jurisdiction. Should it become necessary to resort or respond to court proceedings to enforce a party's compliance with this Section 10.17, such proceedings shall be brought only in the federal or state courts located in the State and County of New York, which shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement and the other Transaction Documents, with each party irrevocably consenting to the jurisdiction thereof. If the court directs or otherwise requires compliance herewith, then all costs and expenses, including reasonable attorneys' fees incurred by the party requesting such compliance, shall be reimbursed by the non-complying party to the requesting party.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                        DEX HOLDINGS LLC

                                        By: /s/ JAMES A. ATTWOOD, JR.
                                            ------------------------------------
                                            Name: James A. Attwood, Jr.
                                            Title: Managing Director



                                        By: /s/ ANTHONY J. DE NICOLA
                                            ------------------------------------
                                            Name: Anthony J. de Nicola
                                            Title: Managing Member


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                                        "QWEST'

                                        QWEST COMMUNICATIONS
                                        INTERNATIONAL INC.


                                        By: /s/ YASH RANA
                                            ------------------------------------
                                            Name: Yash Rana
                                            Title: Vice President

                                        "QSC"

                                        QWEST SERVICES CORPORATION


                                        By: /s/ DRAKE S. TEMPEST
                                            ------------------------------------
                                            Name: Drake S. Tempest
                                            Title: Executive Vice President
                                                   and General Counsel

                                        "SELLER"

                                        QWEST DEX, INC.


                                        By: /s/ YASH RANA
                                            ------------------------------------
                                            Name: Yash Rana
                                            Title: Vice President


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